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                                                               Exhibit No. 15(d)
                            CODE OF ETHICS & GENERAL
                               COMPLIANCE HANDBOOK

                           STANDISH, AYER & WOOD, INC.
                     STANDISH, AYER & WOOD INVESTMENT TRUST
                        STANDISH FUND DISTRIBUTORS, L.P.
                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                 STANDISH, AYER & WOOD DOMESTIC MASTER PORTFOLIO
                   STANDISH INTERNATIONAL MANAGEMENT CO., L.P.

                                 SEPTEMBER 2000






                                     [LOGO]
                 STANDISH, AYER & WOOD, INC.-Registered Trademark-

STANDISH, AYER & WOOD-Registered Trademark-..................................1

   INTRODUCTION..............................................................1

PERSONAL SECURITY TRANSACTION PROCEDURES.....................................3

   PRECLEARANCE ACCOUNTS.....................................................4

   REPORTING ACCOUNTS........................................................5

   PRECLEARING A TRADE.......................................................5

   NEW EMPLOYEE REQUIREMENTS.................................................6

   INVESTMENT CONTROL HOLDINGS FORM..........................................6

   REPORTING ACCOUNTS FORM...................................................6

   CERTIFICATION OF COMPLIANCE REQUIREMENTS..................................7

   BROKERAGE ACCOUNT REPORTING...............................................7

   ANNUAL DECLARATIONS.......................................................7

   QUARTERLY DECLARATION.....................................................8

   CONFLICTS COMMITTEE.......................................................9

   PRIVATE OFFERINGS AND PRIVATE PLACEMENTS.................................10

   EXEMPTIONS FROM CODE OF ETHICS REQUIREMENTS..............................10

   CHARLES SCHWAB...........................................................10

   CONFIDENTIALITY..........................................................10

PERSONAL SECURITY TRANSACTION RESTRICTIONS..................................11

   RESTRICTED SECURITIES....................................................11

   60 DAY HOLDING/WAITING PERIODS...........................................11

   14 DAY BLACKOUT PERIOD FOR INVESTMENT DECISION MAKERS....................11

   MARGIN ACCOUNTS..........................................................11

   OPTION TRADING ON SECURITIES AND INDICES.................................12

   INITIAL PUBLIC OFFERINGS (IPO)...........................................12

   LIMIT ORDERS.............................................................12

PERSONAL SECURITIES TRANSACTION DO'S AND DON'TS.............................13

PERSONAL SECURITIES TRANSACTION  QUESTIONS & ANSWERS........................14

OTHER STANDISH POLICIES.....................................................16

   PERSONAL GIFTS POLICY....................................................16

   OUTSIDE EMPLOYMENT.......................................................17

   CLIENT RELATED POLITICAL CONTRIBUTION POLICY.............................17

   PROPRIETARY AND CONFIDENTIAL INFORMATION AND DEVELOPMENTS POLICY.........17

   EXTERNAL BUSINESS AND CHARITABLE ACTIVITIES.............................18

   COMPENSATION FROM EXTERNAL BUSINESS, CHARITABLE ACTIVITIES AND
    OUTSIDE EMPLOYMENT.....................................................20

   COPYRIGHT POLICY........................................................20

POLICY STATEMENT ON INSIDER TRADING........................................23

   INTRODUCTION............................................................23

   POLICY ON INSIDER TRADING...............................................23

   WHAT IS MATERIAL INFORMATION?...........................................23

   WHAT IS NON-PUBLIC INFORMATION?.........................................24

   ISOLATION OF INFORMATION................................................27

   TERMINATION OF ETHICAL WALL PROCEDURES..................................28

   CERTAIN OPERATIONAL PROCEDURES IN CONNECTION WITH ENFORCEMENT OF
    INSIDER INFORMATION AND INSIDER TRADING POLICIES ......................28

TRADING DESK POLICIES AND PROCEDURES.......................................31

   GENERAL TRADING DESK POLICY AND BROKERAGE PRACTICES.....................31

TRADE AGGREGATION & ALLOCATION PROCEDURES..................................32

   GUIDING PRINCIPLES......................................................32

   GENERAL PROCEDURES......................................................32

   PRIORITY OF ORDER FILL..................................................32

   BLOCK TRADES............................................................33

   ALLOCATIONS.............................................................33

   REALLOCATIONS...........................................................34

   TRADES PLACED OFF PREMISES..............................................35

   ANNUAL REVIEW...........................................................35

CODE OF ETHICS.............................................................36

   THE CODE OF ETHICS......................................................48

   STANDARDS OF PROFESSIONAL CONDUCT.......................................48

   REPORTING ACCOUNTS FORM.................................................51

   EMPLOYEE CLEARANCE TO TRADE FORM........................................52

   INVESTMENT CONTROL ACCOUNTS HOLDINGS FORM...............................53

   STANDISH, AYER & WOOD, INC.  BROKER CONTACT LETTER......................54

   QUARTERLY REPORT OF PERSONAL SECURITIES TRANSACTIONS....................55

   FORM OF PRIOR APPROVAL INVESTMENTS IN PRIVATE PLACEMENTS
    AND PRIVATE OFFERINGS..................................................57

   APPLICATION FOR PRIOR APPROVAL OF OUTSIDE AFFILIATIONS..................58

   CODE OF ETHICS SPECIAL EXEMPTION FORMS..................................59

                    STANDISH, AYER & WOOD-Registered Trademark-
                                  INTRODUCTION

Standish, Ayer & Wood, Inc., Standish, Ayer & Wood Trust, Standish International Management Co., LLC, Standish fund Distributors, L.P., and Standish Investments, Inc., (hereinafter collectively referred to herein as "Standish") has long recognized the importance of proper conduct for its employees (employees is defined to include all employees of Standish and on-site independent contractors) - when trading securities in personal accounts.

Long before new industry standards were recommended by the Advisory Group on Personal Investing of the Investment Company Institute (ICI), Standish established the Conflicts Committee to ensure that all personal investment activities and personal conduct do not conflict with the best interests of our clients. Preclearance procedures for all personal trading activity in investment control accounts were adopted in November of 1993. Since that time Standish's procedures have been continually re-evaluated and, beginning in January of 1995, the Firm adopted the ICI recommendations into its Code of Ethics.

There is no question in our minds that Standish has a highly ethical business culture. The detailed policies and procedures contained in this book do not reflect a need to create an ethical business culture at Standish -- we have that. It does reflect the fact that our industry has been guilty of ethical lapses and that scrutiny of our behavior by both regulators and the public can be expected to increase. These formal procedures will allow us to demonstrate beyond any shadow of doubt Standish's commitment to the highest standards of ethical business behavior. For many of us, these requirements impose a modestly complicated set of new record keeping duties. In a few cases, these rules will actually limit an individual's ability to implement personal investment decisions in a timely fashion.

We welcome your feedback on these policies and procedures and we are anxious to make them as reasonable to live with as possible. It is vital for all of us to recognize, however, that our prominence as a firm and our absolute commitment to maintaining our professional reputation make our strict adherence to these rules MANDATORY for all of us.

Code of Ethics training and education is required for all new employees shortly after commencement of employment. The Code of Ethics Supervisor will contact you to set up a time to go over these procedures and answer any questions you may have.

This Code of Ethics and General Compliance Handbook ("Handbook"), is provided as an easy reference tool. This Handbook cannot cover every situation. If you have consulted the Handbook and you are still in doubt about the policies and procedures, please contact the Code of Ethics Supervisor for further explanation. Prevention is better than cure.

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BACKGROUND TO TODAY'S REGULATORY ENVIRONMENT

For over five decades, Congress and the Securities and Exchange Commission (SEC) have recognized that conflicts of interest might arise when investment company personnel trade for their own accounts. Federal securities laws impose certain standards upon the personal trading activities of all market participants. In particular, all investors are precluded from engaging in insider trading or tipping. Investment company personnel, additionally, are subject to specific regulations that address potential conflicts arising from their personal investing activities.

Recently, attention has been redirected to this issue and is largely attributable to several factors. First, assets under investment management have grown significantly in recent years. Second, the SEC and Congress have conducted extensive reviews of the investment industry, its current regulations and other issues. Third, recent press reports have, among other things, exposed several prominent portfolio managers that have either been sanctioned or terminated by their firms due to their failure to comply with their firm's internal procedures relating to personal securities trading practices. Finally, the SEC has instituted administrative proceedings against several managers and/or their firms for trading improprieties.

Together these developments precipitated renewed investigation into the potential conflicts of interest that might arise when investment company personnel engage in personal securities transactions. The conflicts identified include front running, the opportunity for lucrative side deals in the form of initial public offerings and private placements, and issues that might arise when portfolio managers serve on boards of directors of public companies.

Because the securities industry has had a long standing tradition of self-governance, a special advisory group to address these issues was formulated by the Investment Company Institute (ICI). This group reviewed the practices and standards governing personal investing and made recommendations deemed necessary for the best interests of all investors. In addition to drawing on the extensive knowledge of its members, it also sought the views of former senior SEC officials, representative of accounting and law firms, academicians knowledgeable in the fields of ethics, finance and investment company regulation, and representatives of other industries to arrive at a consensus.

The SEC supports the findings and recommendations of this advisory group and, as a result, these recommendations have become the standard for the investment industry.


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK   2
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                    PERSONAL SECURITY TRANSACTION PROCEDURES

The procedures set forth below have been adopted by Standish, and apply to all employees (as previously defined) and covered persons. "Covered persons" are immediate family members or financial dependents not residing in your household where you have direct or indirect (sole or shared) investment control over these accounts. Covered persons include any child, stepchild, parent, stepparent, grandparent, sibling, in-law, relation by adoption, spouse or person with whom personal assets are pooled.

All employees are required to preclear accounts in which they have direct or indirect (sole or shared) investment control and report transactions in which they may not exercise direct or indirect (sole or shared) investment control for various accounts. It is assumed that you have investment control over all accounts registered jointly with your spouse. The types of accounts and the reporting mechanisms required for them are described in detail below. If after reviewing the details below you are unsure of what category you or your covered persons account may come under, please call the Code of Ethics Supervisor.

"Securities" as defined herein and which require preclearance and reporting include, but are not limited to:

    -    Stocks
    -    Bonds
    -    Municipal Bonds
    -    Closed-end Funds
    -    Private Placements
    -    Options
    -    Warrants

"Transactions" as defined herein and which require preclearance and reporting include, but are not limited to:

    -    Volitional trades (purchases and sales)
    -    Gifting of securities
    -    Option trading
    -    Lump sum purchases or sales through dividend reinvestment plans (DRIP)
    -    Lump sum purchases or sales through employee stock ownership plans
         (ESOP)

An exemption from preclearance and reporting is available for certain individuals. Please refer to Section titled CONDITIONAL EXEMPTIONS FROM CODE OF ETHICS REQUIREMENTS.


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK   3
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                              PRECLEARANCE ACCOUNTS

DEFINED: Accounts held by you and/or covered persons in which you have a beneficial and pecuniary interest and exercise direct or indirect (sole or shared) investment control.

Transactions and Security investments, as defined above, in these type of accounts require preclearance by the Code of Ethics Supervisor prior to execution of the transaction or investment and reporting of the same made to the Code of Ethics Supervisor via broker trade confirmations and brokerage statements and/or in the event these transactions are not executed via a broker than a trade confirmation and/or statement from the issuer of the security.

Type of accounts which may hold Securities and are subject to our Code include, but are not limited to:

    -    Individual
    -    Spousal,
    -    Joint
    -    Childs
    -    Retirement (IRA, 401K, etc.)
    -    Trusts where the employee and/or covered person has investment control

    PLEASE NOTE THAT ALL ACCOUNTS THAT CONTAIN SECURITIES WILL BE DEEMED "PRECLEARANCE ACCOUNTS". AN EMPLOYEE WHO DOES NOT EXERCISE DIRECT OR INDIRECT (SOLE OR SHARED) INVESTMENT CONTROL OVER AN ACCOUNT MAY FILE FOR AN EXEMPTION FROM PRECLEARANCE OF A BENEFICIAL INTEREST ACCOUNT BY COMPLETING A DISCLAIMER OF INVESTMENT CONTROL FORM AND SUBMITTING THE SAME FOR REVIEW AND APPROVAL BY THE CONFLICTS COMMITTEE. IF APPROVED BY THE CONFLICTS COMMITTEE, THESE ACCOUNTS WOULD THEN BECOME REPORTING ACCOUNTS ONLY. (FOR MORE DETAIL ON REPORTING ACCOUNTS PLEASE SEE BELOW). TYPES OF ACCOUNTS WHICH MAY QUALIFY FOR EXEMPTION:

         EMPLOYEE STOCK OWNERSHIP PLANS
         TRUST ACCOUNTS

Exempt security transactions which do not require preclearance and reporting include, but are not limited to:

    -    Direct obligations of the U.S. Government
    -    Money market instruments
    -    Open-end mutual funds
    -    Automatic dividend or capital gain activity
    -    Transactions involving disposition of fractional shares of securities

Required reporting:

    - Duplicate trade confirmations from brokerage firm sent directly to Standish
    - Duplicate monthly statement from brokerage firm sent directly to Standish
    - If no brokerage firm associated with transaction, appropriate documentation evidencing transaction, i.e. stock certificate; issuers certificate, etc.
    -    Annual statement from brokerage firms for all preclearance accounts


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK   4

                               REPORTING ACCOUNTS

DEFINED: Accounts held by you and/or covered persons in which you have a beneficial or pecuniary interest but do not exercise direct or indirect (sole or shared) investment control and have obtained exemption from preclearance requirements by the approval of a Disclaimer of Investment Control form by the Conflicts Committee.

Activity in Reporting Accounts is required to be reported but is not subject to preclearance or other Code requirements. Although these accounts are not subject to preclearance or other Code requirements they will be audited for trading irregularities on a regular basis. The Conflicts Committee may impose further restrictions and safeguards on a case by case basis.

Types of accounts which are Reporting Accounts:

    - Any account, in which you have a beneficial interest, that holds securities as defined in this Code and over which you have no investment control.

Required Reporting:

    -    Duplicate quarterly statements
    - If no brokerage firm associated with transaction appropriate documentation evidencing transaction.
    -    Annual statement from brokerage firm for all Investment Decision Makers
         (IDMs)

                               PRECLEARING A TRADE

PROCEDURES

  An "Employee Clearance to Trade" form must be submitted to the Code of Ethics Supervisor by 11:00 a.m. Any request received after 11:00 a.m. will be held for submission the next day. The Employee Clearance to Trade Form is available from the Code of Ethics Supervisor or on the Standish Intranet. The form should be completed to include the following information:

    -    Your name
    -    Name of the account where the transaction may execute
    -    Brokerage firm
    -    Name of the security
    -    Security symbol
    -    Type of transaction
    -    Number of shares involved

  If you are absent from the office preclearance to trade may be submitted by e-mail or voice mail directly to the Code of Ethics Supervisor.

  The employee's request to trade, whether submitted by form, e-mail or voice mail, must be approved by the Code of Ethics Supervisor prior to any trade execution for all preclearance accounts. If clearance to trade is granted, permission is valid for the day of approval only. If the trade does not execute on the approval date, subsequent approval must be obtained. A phone call and e-mail confirming approval and/or denial of a request will serve as employee notification.

  In the absence of the Code of Ethics Supervisor other designated Compliance personnel, including the Compliance Officer, Beverly Banfield, may also preclear trades. Please do not attempt to clear your trades through either the Trading Desks or Portfolio Managers, since only Compliance Department personnel have the authority to grant approval.


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK   5

DISCLOSURE AT INTERNAL RESEARCH MEETINGS

  Due to the potential conflicts that may be present or perceived, Standish has long maintained a policy that individuals responsible for security research and analysis are required to disclose (see below) any personal interest in a security or instrument under discussion by Standish.

  To be more specific, it is necessary to disclose this information during the actual recommendation discussion, and more importantly, to have the minutes, stock action report, or written record of the recommendation reflect these facts.

                            NEW EMPLOYEE REQUIREMENTS

All employees and independent contractors are required to provide Standish with various information regarding preclearance accounts, reporting accounts and outside affiliations.

All employees and independent contractors will be notified by their managers during the interview process that they must comply with Standish's Code. They will be provided with a copy of the Code and asked to affirm in writing prior to engagement that they have received, read, understood and will abide by the Code and policies and procedures set therein for personal securities transactions. On the date of their employment they will meet with the Code of Ethics Supervisor to review personal securities transaction procedures and quarterly reporting. It is the responsibility of the contracting manager to inform Compliance when a contracted employee is departing.

The reporting mechanisms are detailed below.

                        INVESTMENT CONTROL HOLDINGS FORM

All employees, within 10 days of the date of hire, are required to provide Standish with a list of beneficially owned securities holdings. This inventory will include all brokerage account holdings, private placements, securities held in certificate form, DRIPs (dividend reinvestment plans), ESOPs (employee stock ownership plans) and retirement accounts (i.e. IRAs, 401K).

Direct obligations of the U.S. Government, money market instruments, and holdings in open-end mutual funds need not be listed.

The Investment Control Holdings Form facilitates reporting for securities held outside of a brokerage account for new hires. If securities are held within a brokerage account, a copy of the statement most recent to your date of hire will be accepted in lieu of completing this form.

                             REPORTING ACCOUNTS FORM

Reporting Accounts are all brokerage accounts in which an employee may exercise direct or indirect (sole or shared) investment control and/or have a pecuniary beneficial interest. Reporting Accounts also include those accounts, in which you may have a pecuniary beneficial interest but no investment control or accounts of immediate family members that do not live in your residence in which you have direct or indirect (sole or shared) investment control must be included.

All Standish employees and independent contractors must complete a Reporting Accounts Form upon employment. The Reporting Accounts Form is used to provide Standish with an inventory of all such brokerage accounts. Any transactions in accounts listed in this section would be subject to quarterly reporting requirements. The Form is broken down into three sections:


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK   6

    1. The top section is for listing investment control accounts with a beneficial interest (see Questions and Answers for a detailed explanation of what constitutes investment control and the appendix of the Trust's Code of Ethics for beneficial interest). Any transactions in accounts listed in this section are subject to preclearance requirements, as well as quarterly reporting.

    2. The middle section is for listing accounts in which you have no investment control but have a beneficial interest. Included in this section would be accounts such as a trust in which you are a knowledgeable beneficiary in which you currently have no direct or indirect (sole or shared) investment control.

    3. The bottom section is for listing accounts of immediate family members or financial dependents who do not live in your residence but in which you have direct or indirect (sole or shared) investment control.

                    CERTIFICATION OF COMPLIANCE REQUIREMENTS

New employees and independent contractors of Standish are required to review and sign the Certification of Compliance Requirements Form to confirm that they have received, read, understood and will abide by the various codes and standards of ethical business conduct adopted by Standish.

                           BROKERAGE ACCOUNT REPORTING

BROKERAGE ACCOUNT REPORTING REQUIREMENTS

    Your (and/or your covered person's) brokerage firms must be notified when you are hired that Standish is a registered investment adviser. Your (and/or your covered persons) are responsible for informing your brokerage firms to provide Standish with duplicate confirmations and periodic statements as defined above for all Preclearance and Reporting Accounts.

NEW BROKERAGE ACCOUNTS

    Although Standish has no restrictions on where you may maintain a brokerage account, you must receive permission from the Code of Ethics Supervisor BEFORE OPENING A NEW ACCOUNT. Brokerage firms will require that you provide them with a Form 407 letter (or "407 letter") informing them that you are an employee of Standish, an affiliate of a broker/dealer, and that permission has been granted for you to open the account and that duplicate trade confirmations and statements must be sent (or faxed) to:

            Standish, Ayer & Wood, Inc.
            Attention: Code of Ethics
            PO Box 9117
            Boston, MA  02205-9117

NON COMPLIANCE OF BROKERAGE FIRM REPORTING

    Every effort should be made to have your brokerage firm comply with all reporting requirements within sixty (60) days. If your brokerage firm does not meet the Code requirements within six months of either your date of hire or the account opening date, whichever the case may be, you will be required to close the account(s) within thirty (30) days of notification by the Code of Ethics Supervisor, and establish a new account elsewhere.

ANNUAL BROKERAGE STATEMENTS

    Annual brokerage statements of personal securities trading activity by all personnel is an SEC requirement that was recently implemented. Employees should ensure that their brokerage firms (for preclearance accounts and reporting only accounts) provide annual brokerage statements to Standish.

                               ANNUAL DECLARATIONS


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK   7

CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

     Standish employees are required to review and sign the Annual Compliance Audit to confirm that they understand and will abide by the various codes and standards of ethical business conduct adopted by Standish on a yearly basis. This usually takes place every February.

CONFIRMATION OF SECURITIES HOLDINGS

     Employees must annually confirm that the information contained in the Annual Report of Holdings is accurate and complete. This information is generated from Standish's CPIMS system. The computer generated report for each employee is an inventory of account holdings.

     Employees must review the holdings and amend the report to include, but not limited to the following:

         -    dividend reinvestment plan holdings
         -    all brokerage account holdings
         -    private placements
         -    securities held in certificate form
         -    DRIPs (dividend reinvestment plans)
         -    ESOPs (employee stock ownership plans)
         -    retirement accounts (i.e. IRAs, 401K).

     Employees will be required to sign the report certifying that the holdings are true, accurate and complete to the best of their knowledge and belief.

     Employees need not list direct obligations of the U.S. Government, money market instruments, and holdings in open-end mutual funds.

                              QUARTERLY DECLARATION

QUARTERLY REPORTING OF PERSONAL SECURITIES TRANSACTIONS

     Quarterly reporting of personal securities trading activity is an SEC requirement that has been in existence for many years. The Quarterly Report of Personal Securities Transactions is the reporting mechanism for all transactions during the prior quarter. The Report is automatically generated by the Compliance Preclearance and Inventory Monitoring System (CPIMS) and is based on information provided by brokerage confirmations and statements. It is your responsibility to confirm that the information provided is correct.

     The Quarterly Report is broken down into three sections:

     1. The TOP SECTION lists all transactions in Preclearance Accounts during the quarter. Included in this section are all volitional actions (buys/sells), as well as, stock gifting, option trading, warrants, rights, etc.

     2. The MIDDLE SECTION lists transactions in Reporting accounts and any non-volitional actions for Preclearance Accounts (i.e., bond maturities, called securities, mergers, acquisitions, security name changes, stock splits or dividends, transfers, etc.).

     3. The BOTTOM SECTION lists transactions for accounts of immediate family members or financial dependents not residing in your household where an employee has direct or indirect (sole or shared) investment control.

     Quarterly Reports will be distributed at each calendar quarter-end. Employees are expected to verify the Report for accuracy and completeness and make any necessary changes or correct any omissions. The Report must be signed and is due within 10 calendar days after the quarter-end, even when there are no reportable transactions.


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK   8

     The Compliance Department maintains records of late submissions and will levy fines for failure to timely submit the reports.

                              CONFLICTS COMMITTEE

CASE STUDY MEMOS

     After every quarter-end, preclearance slips, broker confirmations, and brokerage statements are reconciled. All discrepancies are evaluated and reported to the Conflicts Committee for resolution. Any violations of Standish policy and procedures and their resolutions are published anonymously in the Case Studies memo and distributed to all employees as an informational and educational document. The purpose for distributing this information is to make every member of Standish aware of the importance Standish places on enforcement of our rules, and more importantly, to prevent recurrence of these violations.

VIOLATIONS

     It is important to abide by all Standish Code of Ethics requirements because failure to do so may be subject to fines and penalties. Typically, non-compliance will result in a warning for a first violation (a fine may be imposed at the sole discretion of the Conflicts Committee). A second violation would typically result in a $250.00 fine, with subsequent violations subject to $250.00 increments. If an individual with prior violations remains violation free for five years, the individual's prior violations will not be considered as a factor for any future fines.

     In addition, more egregious violations may be subject to fines, penalties or other sanctions including termination of employment in the sole discretion of the Conflicts Committee. All fines will be donated to charitable or educational organizations for which the violator will receive no tax benefit.

SPECIAL CIRCUMSTANCES

    The Conflicts Committee will address special circumstances when an employee faces a potential conflict. Employees should feel free to raise issues with the Committee that relate to personal circumstances through initial consultation with the Code of Ethics Supervisor.

FINANCIAL HARDSHIP

     In special circumstances (e.g. financial hardship) employees may receive Conflicts Committee approval to trade in a security prior to the expiration of the 60 day holding/waiting period. Violations of this restriction will be subject to Conflicts Committee resolution and fines may be levied on a case by case basis.

INITIAL PUBLIC OFFERING (IPO)

     Standish rules prohibit the purchase of initial public offerings (new issues of securities) until four days after issuance, and then at the prevailing market price and subject to preclearance. The only exception to this restriction is the initial offering of municipal securities which may be purchased subject to preclearance.

     In certain unique circumstances (such as an IPO involving a family-owned corporation or a spouse's employer) this restriction may be waived subject to Conflicts Committee approval. Such a waiver will only be granted if Standish has no interest in participating in the offering for its clients.


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK   9

                    PRIVATE OFFERINGS AND PRIVATE PLACEMENTS

Standish requires 48-hour advance notice and Conflicts Committee PRE-APPROVAL of private offerings and private placements. Pre-approval takes into consideration, among other factors, whether the investment opportunity should be reserved for Standish's clients and whether this investment opportunity has been offered to an individual by virtue of his or her position within Standish. Individuals who have been authorized to acquire securities in a private placement and private offering must disclose that investment when he or she plays a part in any subsequent consideration by Standish of an investment in the issuer.

A specific form entitled "Investments in Private Placements and Private Offerings" is available in the Code of Ethics Supervisor's office and Forms section of the Handbook. This form must be completed and approved by the Conflicts Committee prior to investment.

                   EXEMPTIONS FROM CODE OF ETHICS REQUIREMENTS

CONDITIONAL EXEMPTION FROM CODE OF ETHICS REQUIREMENTS

     Certain independent contractors, retirees or employees on long-term disability who are not expected to return to Standish, may be exempted from Standish Code of Ethics requirements provided that specific conditions are met. For these conditional requirements please refer to the Forms located at the in the back of the Handbook. To qualify for this exemption, the individual must sign one of the Special Exemption Forms and have the written approval of the Compliance Officer, Ms. Beverly Banfield. If any of the above conditions are no longer valid, the exempt individual must fully comply with Code of Ethics requirements.

PARTIAL EXCEPTION FOR PROPRIETARY PROTOTYPE ACCOUNTS

     A partial exception from certain Code of Ethics requirements has been designed for proprietary prototype accounts managed by Standish. Further details are available in the Code of Ethics Supervisor's office.

                                 CHARLES SCHWAB

Standish has negotiated a reduced commission structure with Charles Schwab whereby an employee can trade with a commission as low as $20.00 per trade. For transactions over 400 shares, Schwab's commission is $0.05 per share. These reduced commission accounts are full service SchwabOne accounts which allow trading directly with a broker, touch-tone or Internet trading. In addition, free Schwab research, debit card and check writing privileges may also apply. Information regarding opening a new account or transferring an existing account is available in the Code of Ethics Supervisor's office.

                                 CONFIDENTIALITY

Unless there is a conflict, all materials submitted will be held in the strictest confidence and will be subject to review only by the Code of Ethics Supervisor, the National Association of Securities Dealers (NASD) and the Securities and Exchange Commission (SEC).


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  10

                   PERSONAL SECURITY TRANSACTION RESTRICTIONS

                              RESTRICTED SECURITIES

To assure that Standish clients of always come first, Standish has established "Restricted" lists. These lists represent securities under consideration for purchase or sale by Standish, securities subject to actual trading activity by Standish, or securities otherwise subject to personal trading restrictions. A security will remain on these lists until action is taken for all client accounts where such action is appropriate or until action is deferred for any reason. These lists are confidential and available only to the Code of Ethics Supervisor or his designees, as they are utilized in the preclearance process.

                         60 DAY HOLDING/WAITING PERIODS

Standish believes that securities purchased by all employees must be for investment purposes rather than short term trading. As a result, you are required to hold a security for 60 calendar days before permission to sell may be allowed. In addition, you are required to wait 60 calendar days before permission may be granted to repurchase any security of the same issuer. In many cases, this prohibition will effectively limit the utility of options trading and short sales of securities because it might pose a risk of being locked in a position.

In special circumstances (ex: financial hardship) employees may receive Conflicts Committee approval to trade in the security prior to the expiration of the 60 day holding/waiting period. Violations of this restriction will be subject to Conflicts Committee resolution and fines may be levied on a case by case basis.

              14 DAY BLACKOUT PERIOD FOR INVESTMENT DECISION MAKERS

This restriction affects a select group of employees because it prohibits Mutual Fund Investment Decision Makers (IDMs) from buying or selling a security for their investment control accounts within seven days before or seven days after their Fund trades in any security of the same issuer. Preclearance will be automatically denied if your Fund has transacted in the same issue or issuer within the seven-day period prior to your request. On the other hand, the application of the seven-day period prior to a Fund trade may result inadvertent violations (despite preclearance) since it is difficult to predict future Fund transactions. If your Fund trades in the security within this period, you will find yourself in violation of the blackout period, and your transaction will have to be reversed.

When a violation results from a transaction which can be reversed prior to settlement, the transaction costs will be the employees' responsibility. When a trade cannot be reversed, the Conflicts Committee will review the circumstances to arrive at a determination.

                                 MARGIN ACCOUNTS

While a margin account may be used in personal transactions, the use of leverage is not encouraged. It is permissible to borrow against securities in personal accounts for transactions such as (but not limited to) buying and selling covered put and call options on securities and indices (see below). Short sales of securities are also permitted.

All such transactions are subject to our normal preclearance procedures which may preclude transactions of any kind involving instruments on the Restricted List. For example, you may not be able to cover a short position or exercise an option when you desire to do so. Therefore, allowance of additional time as a cushion is advisable.
Standish maintains a prohibition on the personal purchase of highly leveraged instruments such that all speculative trading of options, financial futures, options on futures, currencies and/or commodities is not permitted.


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  11

                    OPTION TRADING ON SECURITIES AND INDICES

It is permissible to purchase and sell options on securities and indices with a minimum expiration of 60 days or more, subject to preclearance. If an option is exercised (by other than the Standish employee), this transaction would be considered a non-volitional action and 60 day holding/waiting periods would not apply. On the other hand, in order for a Standish employee to cover or exercise a position, 60-day holding or waiting periods apply and will be enforced. Please note that preclearance procedures may preclude transactions of any kind involving instruments on the Restricted List. For example, you may not be able to cover a position or exercise an option when you desire to do so.

                         INITIAL PUBLIC OFFERINGS (IPO)

Standish rules prohibit the purchase of initial public offerings (new issues of securities) until four days after issuance, and then at the prevailing market price, subject to preclearance. The only exception to this restriction is the initial offering of municipal securities which may be purchased subject to preclearance.

In certain unique circumstances (such as an IPO involving a family-owned corporation or a spouse's employer) this restriction may be waived subject to Conflicts Committee approval. Such a waiver will only be granted if Standish has no interest in participating in the offering for its clients.

                                  LIMIT ORDERS

Preclearance procedures require a transaction to execute on the date preclearance is given, therefore, only "same day" limit orders are permitted. Other types of limit orders are not allowed because they may execute on a day different than preclearance, and may be subject to Firm restrictions.






                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  12

                         PERSONAL SECURITIES TRANSACTION
                                 DO'S AND DON'TS

DO:

- Preclear and report transactions (purchase, sales, gifts) in equities, bonds, municipals, closed-end funds, etc. in all accounts over which you exercise direct or indirect (shared or sole) investment control and have a beneficial interest. If you are unsure if a transaction requires preclearance, ask the Code of Ethics Supervisor.

- Report trades in accounts in which you have a beneficial interest but do not have investment control.

- Report trades in accounts of immediate family members or financial dependents who do not reside in your household if you have direct or indirect (shared or sole) investment control.

- Return your Quarterly Report form within 10 calendar days of each quarter-end.

- Disclose in research meetings your personal interest in a company under discussion.

- When in doubt, ask -- there are no penalties for being overly cautious or over-reporting.

DON'T:

-    Put your own personal trading activity ahead of the Standish clients.

- Trade any security for accounts in which you have investment control and a beneficial interest without preclearance.

- Purchase any initial public offerings (IPO's), whether common stock, convertibles, bonds, etc. (exception municipal bonds, subject to preclearance).

- Purchase a private placement without long form approval from the Conflicts Committee.

- Engage in highly leveraged, speculative transactions such as currency or commodities trading.

-    Use any Standish trading personnel to execute your personal transactions.

-    Place limit orders exceeding "same day" on trades.



                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  13

                         PERSONAL SECURITIES TRANSACTION

                               QUESTIONS & ANSWERS


WHAT TYPE OF SECURITIES ARE SUBJECT TO THE PRECLEARANCE AND REPORTING REQUIREMENTS?

The acquisition or disposal of any security is fully subject to our Code of Ethics rules whether transacted through a broker, an ESOP, a telemarketer, the Internet or other forms of electronic media. This includes any transactions in equities, bonds, municipal securities, closed-end funds, etc. The only exclusions are transactions in direct obligations of the U.S. Government, money market instruments, open-end mutual funds, automatic capital gain or dividend activity and disposition of fractional shares.

WHAT TYPE OF TRANSACTIONS DO I NEED TO PRECLEAR?

The Code extends to all purchases, sales, or any other type of acquisition or disposition of reportable securities, including gifts of stock. Therefore, for example, trading of options on securities, or indices, or gifts of stock require preclearance and are reportable under the Code.

WHAT TYPE OF TRANSACTIONS ARE REPORTABLE UNDER THE CODE BUT DO NOT REQUIRE PRECLEARANCE?

Transactions in which you have a beneficial interest (see below definition and examples), but have no direct or indirect influence or investment control must be reported, such as a trust account for your benefit in which you play no role. In addition, security transactions for immediate family members or financial dependents who do not reside in your household if you have direct or indirect (sole or shared) investment control must be reported. Transactions in these categories are reported in the middle or bottom section of your Quarterly Report form.

WHAT IS MEANT BY INVESTMENT CONTROL?

1940 Act definitions aside, investment control means the power to influence or direct the disposition or acquisition of an investment. An example of this would be a joint account, an account for which you are trustee or co-trustee, or any account over which you have investment influence or decision-making authority.

WHAT IS BENEFICIAL INTEREST?

Examples include (but are not limited to) securities held by you whether in certificate form, book entry or otherwise held; securities held by others for your benefit; securities held by a trust in which you have an income or remainder interest, securities held by any partnership in which you are a partner; securities held in the name of your minor child or any relative presently sharing your home; securities held in the name of your spouse (unless you are legally separated); or pledged securities held for your benefit. Please refer to the appendix of the Trust's Code of Ethics section for a more complete description.

HOW DO I HANDLE TRANSACTIONS IN AN INVESTMENT CLUB OR OUTSIDE INVESTMENT COMMITTEE IN WHICH I PARTICIPATE, OR IN FAMILY ACCOUNTS, IN WHICH I HAVE BEEN GIVEN INVESTMENT CONTROL/DISCRETION?

So long as you have investment influence or control, whether in your sole discretion or as part of a group, team or couple, preclearance and reporting are required. In cases of no investment influence or control, such transactions must be reported, however a "Disclaimer of Investment Control" form must be completed and approved by the Conflicts Committee.

WHAT ARE THE RULES PERTAINING TO MARGIN ACCOUNTS?

It is permissible to borrow against securities holdings in personal accounts for transactions such as (but not limited to) buying and selling put and call options on securities and indices; however, the use of leverage is not encouraged. Short sales of securities may also be employed. All such transactions are subject to our usual preclearance requirements which may preclude wind-up transactions of any kind including instruments on the Restricted List.







                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  15

                             OTHER STANDISH POLICIES

                              PERSONAL GIFTS POLICY

Standish expects all of its employees and directors to meet the highest standards of business ethics. All of our actions must both reflect this high standard and avoid even the slightest appearance of impropriety. If you accept material gifts from anyone with whom Standish does business, you place yourself and Standish in a compromising position. Therefore, no Standish employee or director should seek or accept gifts, favors, preferential treatment, entertainment, or any special arrangements of material value from any broker-dealer, any supplier to Standish or any other source where a potential conflict of interest might arise. Wherever possible, gifts should be refused and a refusal explained in terms of strict company policy that we, as a highly regulated industry, must follow.

Certain types of business related "entertainment" are acceptable. Broker or company supplied meals that occur as part of a business function or lunches or dinners conducted for business purposes but not directly related to a business function (presentation, etc.) are permitted.

Just as Standish entertains clients to build rapport, it is appropriate for Standish employees to attend theater, sporting events and other entertainment when accompanied by your host and ticket provider. It is expected that this sort of entertainment by brokers and vendors be limited in frequency. The aggregate of these items in one calendar year should not exceed $250 per employee from a single source.

Please note that the $250 total entertainment expense per employee from one vendor annually is an absolute limitation to be adhered to in all instances. By way of illustration, the full market value of the tickets, as well as the costs of food, beverages and local transportation fare are all included in the $250 limit. As noted below the costs of any lodging, or the costs of transportation to a location outside of the Boston area, borne by any Standish vendor is strictly prohibited. When more than one or two employees attend or when spouses/guests are invited, special caution is clearly needed. These events must be thoroughly reviewed with your supervisor and/or the Compliance Officer ahead of time.

Small gifts are permitted from a single source (typically in the form of reminder advertising such as pens, clocks, umbrellas, etc.) so long as the value does not exceed $100 in a calendar year. Food and holiday related gifts should be discouraged and, where the value exceeds $100, returned to the source.

In the normal course of business, employees may need to attend conferences sponsored by brokers, vendors or issuers in which many of the costs are covered by the sponsor. While this activity is permitted, Standish policy does not allow for sponsor payment of the conference fee, airfare or lodging.

There are limited circumstances in which the fee and/or lodging may be paid by your sponsor. Examples include events where you are a presenter, or the event is held at a private residence or sponsor-owned facility where there are no fees or lodging charges. Pre-approval by the Compliance Officer must be obtained prior to arrangements being finalized. If a vendor, broker or issuer is paying anything with a market value in excess of Standish's $250 limitation, you must have the approval of the Compliance Officer before your arrangements are finalized. Approval will be granted in very limited situations, which benefit knowledge and ultimately Standish clients.

Absolutely prohibited are gifts of material value such as:

1. Non-business related entertainment such as sporting events, theater, golf games, ski trips, etc. that represent a degree of extravagance that is inappropriate or where the host and ticket supplier is not present;

2.   The cost of transportation to a location outside the Boston area;

3.   The cost of any lodging;

                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  16

4. Preferential brokerage commissions, spreads, or allocations for the personal account of an Standish employee or director; and

5.   Vendor arranged Standish-only large scale or lavish entertainment events.

These examples are illustrative and not all inclusive.

Standish has made arrangements with a ticket broker to supply tickets for those occasions when client entertaining requires that we obtain tickets to entertainment events. Please contact our travel coordinator for information on ticket requests. Requests to broker-dealers or any other Standish vendor for tickets for clients or for personal use is not allowed.

It is expected that Standish employees and directors will use prudent judgment when differentiating between business and social functions. Any employee who has questions about the meaning of this policy should check with the Compliance Department. Any violations or abuse of this gifts policy will be reviewed by the Executive Committee.

Standish employs the honor system and each employee is expected to use best business judgment in these matters. We recognize the complexities and variations that may be presented, and therefore encourage employees to check with their immediate supervisors and/or the Compliance Officer when in doubt.

                               OUTSIDE EMPLOYMENT

All outside paid employment requires Conflicts Committee and Executive Committee approval. Forms are available in the Code of Ethics Supervisor's office.

                  CLIENT RELATED POLITICAL CONTRIBUTION POLICY

Standish is acutely aware of the actual and/or appearance of conflicts of interest when government officials or political candidates request political contributions from investment managers. Standish believes that such contributions are inconsistent with our standards of practice. We look with disfavor on any contributions related to an existing client or reasonable prospect which might be perceived as a conflict, and, as a general policy, refrain from making any such contributions by either Standish, its officers, directors or its employees. Any requests for political contributions from entities related to existing or reasonably likely prospective clients should be reported to the Executive Committee.

        PROPRIETARY AND CONFIDENTIAL INFORMATION AND DEVELOPMENTS POLICY

PROPRIETARY INFORMATION

a) Employees should be aware that all information, whether or not in writing, of a private, secret or confidential nature and concerns Standish's business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of Standish. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, contracts, developments, plans, research data, financial data, personnel data, computer programs, and customer and supplier lists. Standish expects that employees will not disclose any Proprietary Information to others outside Standish or use the same for any unauthorized purposes without written approval by an officer of Standish, either during or after employment, unless and until such Proprietary Information has become public knowledge without fault by the employee or the employee is required to do so by law.

b) All files, letters, memoranda, reports, records, data, or other written, photographic, or other tangible material containing Proprietary Information which shall come into an employee's custody or possession shall be and are the exclusive property of Standish to be used by the employee only in the course of employment. All such records or copies thereof and all tangible property of Standish in an employee's custody or possession shall be

                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  17
     delivered to Standish, upon the earlier or (i) a request by Standish or
     (ii) the termination of the employee's employment. After such delivery, the employee shall not retain any such records or copies thereof or any such tangible property.

     Standish intends for the non-disclosure policy and the return-of-proprietary-information policy set forth in paragraphs (a) and
     (b) above also extend to such types of information, records and tangible property of customers of Standish or suppliers to Standish or other third parties who may have disclosed or entrusted the same to Standish or to the employee in the course of Standish's business.

     Standish expects that employees will not disclose or use Proprietary Information and records of the type set forth in paragraphs (a) and (b) above, both during employment and after the termination of the employment relationship with Standish. Standish further expects that employees will not accept future employment or enter into any contractual or business relationship with any business or other entity if that employment or relationship will cause the employee to violate this proprietary and confidential information and developments policy.

     Standish does not prohibit or restrict an employee's future use of the knowledge or skills he or she may develop while an employee of Standish.

GENERAL

Equitable Remedies. Standish believes that the restrictions contained in this policy are necessary for the protection of the business and goodwill of Standish and are reasonable for such purpose. Employees should be aware that any breach of this policy is likely to cause Standish substantial and irrevocable damage and therefore, in the event of any such breach, Standish, in addition to such other remedies which may be available, shall pursue specific performance and other injunctive relief.

Change in Control. This policy may also be applied by any other corporation or entity which acquires (whether by purchase, merger, consolidation or otherwise) all or substantially all of the business or assets of Standish.

                   EXTERNAL BUSINESS AND CHARITABLE ACTIVITIES

All external positions, including but not limited to serving as an officer, director, trustee or consultant whether for publicly-traded, privately-held, or non-profit organizations require both the Conflicts Committee and Executive Committee (hereinafter referred to as "the Committees") approval prior to acceptance of the position by any Standish employee.

General Principle

As a general principle, Standish does not encourage outside business relationships unless such participation serves to benefit Standish or its clients or involves community service and then only if such participation does not present material conflicts with Standish's service to its clients. As such, the following general guidelines have been adopted:

1. Any outside relationships with for-profit organizations (whether private or publicly traded) in competing business lines ARE PROHIBITED.

2. Requests for approval of acceptance of positions as an officer, director, trustee or consultant for non-profit organizations (whether private or publicly traded) will generally receive favorable consideration by the Committees, unless a potential conflict exists and provided said charitable position does not involve free continuous investment advice and management.

     Requests for approval of acceptance of positions as an officer, director, trustee or consultant for publicly-held companies are not encouraged unless acceptance of such positions will serve to benefit Standish's clients and will be approved only when suitable arrangements can be constructed to guard against trading conflicts. Such arrangements may include isolating such personnel from investment


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  18
     decisions relating to the company on which they serve, and, where necessary and not in conflict with the interests of clients, preventing firm-wide trading in that company's securities. A special restricted list has been developed to prevent unapproved trading in companies in which Standish employees serve as directors.4.All requests must first be approved by the Committees, which will consider if the position involves conflicts and whether it is possible to establish appropriate procedural oversight to address such conflicts. If suitable procedures cannot be constructed, in the best interests of Standish, the request will be denied. Even where approval is granted the employee must be continually vigilant that his actions will not bring Standish into disrepute and he will not be perceived as using his position improperly.

4. Once a position is approved, the employee must reapply to the Committees if there is or is proposed to be, a material change in the interest or nature of the relationship or activity . The Committees may reconsider the appropriateness of service under Item 3 above at any time and terminate such service if they decide it is no longer in the best interest of Standish.

5. Due to the legal fiduciary responsibilities of a trustee or executor, these appointments will involve special scrutiny. Procedures and controls are under development in this area, and guidelines concerning these relationships will be published once this study is completed.


REPORTING

Annually, every employee will be requested to review the CPIMS generated list of all fiduciary, corporate or other external business relationships (whether private, publicly-held or non-profit), subject to review by the Committees. Employees are cautioned that they should not accept service as an officer, director or trustee of an outside charitable organization or not-for profit entity where such investment responsibility is involved without the ability to discharge his fiduciary duties with respect to such investments.

Examples of reportable external business and charitable activities include, but is not limited to:

- Serving as an officer or general partner for a corporation whether privately held, publicly-traded or non-profit

- Serving on a Board of Trustees where you act as a fiduciary for any type of trust whether or not you have a pecuniary interest

- Serving on a Board of Directors for a publicly-traded, private or non-profit corporation

- Acting as a Consultant for a real estate company or co-op, etc. where you have decision making responsibilities such as establishing policies, selecting officers, distributing income

- Acting as a Counsel member for a church or non-profit organization where you have decision and/or investment making responsibilities

- Acting as an Executor of an estate if you are responsible for investment decisions

- Investment Club Member -reportable under external business, AND reportable and subject to preclearance under personal securities transaction holdings


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  19

Examples of non-reportable external business and charitable activities include, but is not limited to:

- Membership in a church, recreational club (i.e. scuba diving, little league)

- Membership of a Condominium Association where you do not have decision making responsibilities such as establishing policies with regard to investments.

     COMPENSATION FROM EXTERNAL BUSINESS, CHARITABLE ACTIVITIES AND OUTSIDE
                                   EMPLOYMENT

Compensation from external business and charitable activities should be refused and the refusal explained in terms of company policy. When such refusal is not possible, all fees or remuneration, including but not limited to beneficial interest in shareholdings of a nominal value or patent interests, received from external business or charitable activities will be reviewed by the Committees and by the Compensation Committee. Such review may include an offset to Standish compensation for that employee's paid external activities.

ALL outside "paid" employment requires pre-approval by the Committees prior to acceptance of said employment.

An Outside Affiliations Prior Approval Form must be completed for those activities listed above and may be obtained from the Code of Ethics Supervisor for submittal to the Committees.

                                COPYRIGHT POLICY

The library subscribes to the Copyright Clearance Center in Danvers, a federally-licensed company which in turn provides copyright clearance to subscribers. The CCC has over a million publishers and publications which it licenses. You may access the CCC on the Internet to see if a particular publication is covered for copyright clearance: www.copyright.com. Access "pal" for the correct section and enter the name of the publication you need to copy.

Reprints can be disseminated to clients on a limited basis. However, the original cannot be manipulated in any way without permission from the publisher. If a "dressed-up" version is needed to send to clients, the publisher may want to provide these himself. Reprints can be disseminated at a conference on a limited basis, and there is a special office at the CCC to deal with this function. When in doubt, consult the librarian.

We are now a client of Copyright Clearance Center, and if a particular publication or publisher is licensed by them, we will be covered for copyright permission. However, if you are using a chart, photograph, or article, you must list the source.

To ascertain if a particular publication or publisher is covered you can use the internet.

STEPS:
The URL is www.copyright.com
Enter the Authentication as "Standish\username" for Username Then enter your Network password as normal and click "OK" Use the link "Catalog of Titles". This will bring you to the link "PAL"
Arrive here to a 'search page' and you should add the publisher or publication in question to the search parameters

If you cannot find the publication, call the library for help (x7331)

It is the intent of the management that Standish, Ayer & Wood comply with the U.S. Copyright Law (Title


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  20

17, United States, Code, Sections 101 et seq). Standish, Ayer & Wood does not condone the unauthorized reproduction or use of copyrighted materials, in any format. Compliance with the Copyright Laws is the individual responsibility of every employee.

The president shall appoint a Copyright Officer who shall:

(a)  implement this Copyright Policy;
(b)  prepare and distribute copyright policy memoranda as appropriate;
(c) answer questions about the copyright law and provide advice about compliance with the law and this Policy;
(d)  maintain appropriate records of permissions, agreements and licenses;
(e) ensure the placement of appropriate copyright notices on or near copying equipment, and;
(f) in the event of any copyright infringement, counsel the individual(s) involved and take the steps appropriate to avoid further infringement.

The Copyright Officer is Dorothy Morris, Librarian.

With few exceptions, U.S. Copyright Law extends to all "works of authorship fixed in any tangible medium of expression... from which they can be perceived, reproduced or otherwise communicated, either directly or with the aid of a machine or device." (Section 102.) As a practical matter, this means essentially anything that includes either text or graphics, including computer programs and materials available on the Internet.

In general, if a work is protected, the U.S. Copyright Law gives the copyright owner the exclusive right to control both copying of the work, and the use of the work in connection with the preparation of some further work. A "copy" includes (a) a copy of text or images made using a copy machine, (b) text or images transmitted by or downloaded from a computer, or (c) any other replication of text or images, again including copying from the Internet.

The U.S. Copyright Law provides some exceptions permitting copying of copyrighted works in certain circumstances. The principal relevant exception is the so-called "fair use" exception. This provides that the "fair use of a copyrighted work for purposes such as criticism, comment, news reporting, teaching..., scholarship, or research, is not infringement of copyright." (Section 107.) The U.S. Copyright Law provides a number of factors that are to be considered in determining whether a use is a "fair use."

These factors include:

The purpose and character of the use;
The nature of the copyrighted work;
The amount and substantiality of the portion used in relation to the copyrighted work as a whole; and
The effect of the use upon the potential market for or value of the copyrighted work.

In most cases, the first and last factors will be the most important. For example, widespread photocopying of journal articles is not "fair use" in most cases since the copying is used as a substitute for purchasing additional copies and has a clearly negative effect on the potential market.

On the other hand, using part of a journal article as background or as a basis for discussion in a subsequent work may be a permissible "fair use."

Similarly, downloading a third party's home page so that it can be used as an example or for reference is really no different than using a newspaper advertisement for the same purpose, and is also probably permissible.

The point, in both these examples, is that the "use" of the "copied" material was for the purposes of analysis, explanation or instruction, and has no effect on the potential market for "copies."

Obviously, what is or is not "fair use" will often be unclear, and routing the original (or obtaining reprints from the


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  21
publisher) may often be the best course of action.

Employees may not copy a copyrighted work (or portion thereof) unless the copying is authorized, e.g., by specific written permission from the copyright owner, under a license, or under the "fair use" provision. The Copyright Officer will advise whether any license covers the book, periodical, newsletter, or other work in question, and will also advise whether any particular desired copying would be a permitted "fair use."

Standish, Ayer & Wood is now covered by a license with Copyright Clearance Center. Although millions of publications are covered, some smaller ones may not be, and when planning to reproduce an article, graph or picture, especially if it is going out to clients or the public, you are encouraged to ask the Copyright Officer if the publication is covered. Moreover, you may now access the Copyright Center online yourself (see Library Intranet, also Library Bulletin Board for instructions) to check licensing.

A copyrighted work also may not be manipulated (i.e., changed in any way from the original), unless the change has been authorized by the copyright owner or, under the circumstances, is permitted "fair use." The Copyright Officer will advise whether any particular revision or use is authorized by a license or would be "fair use."

The contents of certain software licensed by Standish, Ayer & Wood and the data supplied by subscription with certain electronic information services may not only be protected by copyright but also by specific contractual provisions to which Standish is bound relating to copying, confidentiality and similar matters.

Effective: November 5, 1997





                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  22

                       POLICY STATEMENT ON INSIDER TRADING

                                  INTRODUCTION

Occasionally Standish employees come into possession of material non-public information (often called "inside information"). Various federal and state laws, regulations and court decisions, as well as general ethical and moral standards, impose certain duties with respect to this inside information. The violation of these duties could subject both Standish and the individuals involved to severe civil and criminal penalties and damage our reputation. As a result, Standish has adopted this policy statement governing inside information. Standish views seriously any violation of this policy statement. Violations constitute grounds for disciplinary sanctions, which may include dismissal and/or referral to civil and criminal authorities.

Courts may attribute one employee's knowledge of inside information to another employee or group that later trades in the affected security within an organization or affiliated group of organizations, even if there had been no actual communication of this knowledge. Thus, by buying or selling a particular security in the normal course of business, Standish personnel other than those with actual knowledge of inside information could inadvertently subject Standish to liability. Alternatively, the intended effect of someone obtaining inside information in a legitimate set of circumstances may be to restrict the legitimate trading activities of other persons within the company.

The risks in this area can be significantly reduced through the conscientious use of a combination of trading restrictions and information barriers designed to confine material non-public information to a given individual, group or department (so-called "ETHICAL WALLS"). One purpose of this Policy Statement is to establish a workable procedure for applying these techniques in ways that offer significant protection to Standish and its personnel, while providing the flexibility to carry on our day-to-day investment management activities on the behalf of our clients.

SEE THE ATTACHED REFERENCE TABLE IF YOU HAVE ANY QUESTIONS ON THIS POLICY OR WHO TO CONSULT IN CERTAIN SITUATIONS.

                            POLICY ON INSIDER TRADING

TRADING PROHIBITION - No officer, director or employee of Standish may buy or sell a security (or a related option or warrant) in a company, either for themselves or on behalf of others, while in possession of material non-public information ("inside information") about the company. This means that you may not buy or sell a security for yourself or anyone else, including your spouse, a relative, friend, or a client, and you may not recommend that anyone else buy or sell a security on the basis of inside information regarding that security.

COMMUNICATION PROHIBITION - No officer, director or employee of Standish may communicate material non-public information to others who have no official need to know. This is known as "tipping" which is also a violation of the insider trading laws, even if the "tipper" does not personally benefit, when a third party benefits from the inside information. Therefore, you should not discuss such information acquired on the job or otherwise with your spouse or with friends, relatives, clients, or anyone else outside of Standish except on a need-to-know basis relative to your duties at Standish, and then only as described below. If you convey material non-public information to another person, even inadvertently, once he or she trades on such information, he or she would be deemed to violate insider trading laws. This is known as "tippee liability."

                          WHAT IS MATERIAL INFORMATION?

Information is "material" when a reasonable investor would consider it important in making an investment decision. Generally, this is information the disclosure of which could reasonably be expected to have an effect on the price of a company's securities. The information could be positive or negative.

Whether something is material must be evaluated relative to the company in whose securities a trade is being considered - a multi-million dollar contract may be immaterial to Boeing, but material to a smaller capitalization


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  23
company. Some examples of material information could include: dividend changes, earnings results, changes in previously released earnings estimates, changes in management, significant merger, joint venture or acquisition proposals or agreements, stock buy back proposals, tender offers, rights offerings, new product releases or schedule changes, significant accounting write-offs or changes, credit rating changes, changes in capital structure (e.g. stock splits), accounting changes, major technological discoveries or breakthroughs, major capital investment plans, major contract awards or cancellations, governmental investigations, major litigation or disposition of litigation, liquidity problems, and extraordinary management developments or changes.

Material information may also relate to the market for a company's securities. Information about a significant order by an affiliate of a company to purchase or sell the company's securities may, in some contexts, be deemed material. Similarly, pre-publication information regarding reports to be issued in the financial press may also be deemed material. For example, the Supreme Court upheld the criminal convictions of insider traders who capitalized on pre-publication information about the Wall Street Journal's "HEARD ON THE STREET" column.

Since there is no clear definition of what is material, assessments sometimes require a fact specific inquiry. For this reason, if you are in possession of non-public informative and have questions about whether information is material, please direct them to the Compliance Officer or Code of Ethics Supervisor.

                         WHAT IS NON-PUBLIC INFORMATION?

Information is "PUBLIC" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape," release by Standard & Poors, Bloombergs or Reuters or publication in the Wall Street Journal or some other publication of general circulation. Information remains non-public until a reasonable time elapses after it is disseminated. While there is no specific rule and the timing will vary depending on the means of dissemination, generally, trading 24 hours after the public dissemination of information would not be prohibited. The waiting period may be considerably shorter where a widely disseminated press release is involved.

WHAT ARE SOME EXAMPLES OF HOW STANDISH PERSONNEL COULD OBTAIN INSIDE INFORMATION AND WHAT YOU SHOULD DO IN THESE CASES?

In the context of Standish's business, the following are some examples of how a person could come into possession of insider information:

(a)      BOARD OF DIRECTORS SEATS

Standish officers, directors and employees are sometimes asked to sit on the Board of Directors of public companies. These public companies will generally have restrictions on their Board members' trading in the companies' securities except during specified "window periods" following the public dissemination of financial information. As noted elsewhere in the CODE OF ETHICS AND GENERAL COMPLIANCE HANDBOOK, service as an outside director of a public company requires Conflicts Committee and Executive Committee approval. If approval is given, the company will be subject to procedures to safeguard against potential conflicts of interest or insider trading, such as Ethical Wall procedures or placing the securities on a restricted list. Cases of fund managers sitting on Boards of public companies have been highlighted in the press and have underscored the effect of inadequate safeguards could be to inadvertently render securities "illiquid" for Standish clients. In order to mitigate against this risk, anyone sitting on a board of a public company should consider the Ethical Wall procedures below as applicable to them and should abide by them. Similarly, Standish personnel serving on the Board of a privately held company may come into possession of inside information in connection with proposed transactions or agreements by such companies with publicly traded companies.


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  24

(b)      DEAL-SPECIFIC INFORMATION

Under certain circumstances, an employee may receive insider information for a legitimate purpose in the context of a transaction in which a Standish account is a potential participant. This "DEAL-SPECIFIC INFORMATION" may be used by the department to which it was given for the purpose for which it was given. Generally, if a confidentiality agreement is to be signed, it should be assumed that insider information is involved. However, even in the absence of a confidentiality agreement, insider information may be involved. This type of information may be given in connection with a client making a direct investment in a company in the form of equity or debt; it may be also involve a purchase by a client of a debt or equity security in a secondary transaction or in the form of a participation. This type of situation typically arises in mezzanine financings, loan participations, bank debt financings, venture capital financing, purchases of distressed securities, oil and gas investments and purchases of substantial blocks of stock from insiders. YOU SHOULD REMEMBER THAT EVEN THOUGH THE INVESTMENT FOR WHICH THE DEAL-SPECIFIC INFORMATION IS BEING RECEIVED MAY NOT BE A PUBLICLY TRADED SECURITY, THE COMPANY MAY HAVE OTHER CLASSES SECURITIES THAT ARE PUBLICLY TRADED AND THE RECEIPT OF THE INFORMATION BY STANDISH CAN AFFECT THE ABILITY OF OTHER PARTS OF THE ORGANIZATION TO TRADE IN THOSE SECURITIES. Likewise, a client that is a public company may disclose insider information concerning the client and its securities to Standish personnel (e.g. requesting that Standish raise cash in an account managed by Standish in preparation for an acquisition). For the foregoing reasons, if you are to receive any deal-specific information on a company with any class of publicly traded securities, please contact the Code of Ethics Supervisor.

(c)      CREDITORS' COMMITTEES

On occasion a debt security may go into default or an issuer may into bankruptcy and Standish accounts may hold a significant portion of the issue. In that case Standish may be asked to participate on a Creditors' Committee. Creditors' Committees are often involved in negotiations involving restructuring, work-outs, recapitalizations and other significant events that would affect the company and are frequently given access to insider information. Standish employees' sitting on such a committee could substantially affect Standish's ability to trade in securities in the company. In addition, members of the Creditor's Committee are considered fiduciaries with respect to certain other creditors of the company. For this reason, Standish employees sitting on Creditor's Committees cannot be involved, or influence others involved in decision-making by Standish trading in the issuer's securities. Therefore, before sitting on any Creditors' Committee, you must first get the approval of the Compliance Officer.

In most cases the bankruptcy court must specifically approve Ethical Wall procedures before Standish or its employees may trade in any of the securities issued by the subject company.

(d)      CONTACTS AND PUBLIC COMPANIES

For Standish analysts, contacts with public companies represent an important part of our research efforts. Standish makes investment decisions on the basis of Standish's conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a Standish employee becomes aware of MATERIAL non-public information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. If an issue arises, a research analysts' notes could be subject to scrutiny and they have become increasingly the target of plaintiffs' attorneys in securities class actions.

This area is one of particular concern to the investment business and, unfortunately, it is one with a great deal of legal uncertainty. In a notable 1983 case, the U.S. Supreme Court recognized explicitly the important role of analysts to ferret out and analyze information as necessary for the preservation of a healthy market. It also recognized that questioning of corporate officers and insiders is an important part of this information gathering process. The Court thus framed narrowly the situations in which analysts receiving insider information would be required to "disclose or abstain" from trading (generally where the corporate insider was disclosing for an improper purpose, such as personal benefit, and the analyst knows it). However, the Securities and Exchange Commission has declared publicly its disfavor with the case, and since then has brought enforcement proceedings indicating that it will take action against what it sees as "selective disclosures" by corporate insiders to securities analysts, even


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  25
where the corporate insider was getting no personal benefit and was trying to correct market misinformation. Thus, the status of company-to-analyst contacts has been characterized as "a fencing match on a tightrope".

Because of this uncertainty, caution is the recommended course of action. If an analyst receives what he or she believes is insider information or feels he or she received information in violation of a corporate insider's fiduciary duty or for his personal benefit, he/she should contact the Code of Ethics Supervisor.

WHAT IS THE EFFECT OF RECEIVING THE INSIDE INFORMATION?

The person actually receiving the inside information is subject to the trading and communication prohibitions discussed above. However, since Standish is an investment firm, questions arise as to how widely that information is to be disseminated throughout the company. It may be extremely difficult to `disprove' the possession of inside information by others in Standish if it is clear that some personnel had possession of it. THEREFORE, PERSONS RECEIVING INSIDER INFORMATION SHOULD BE AWARE THAT THE CONSEQUENCES CAN EXTEND WELL BEYOND THEMSELVES OR EVEN THEIR DEPARTMENTS.

In the event of receipt of insider information by an employee, the company will generally adopt one of two postures: (1) place a "firm wide restriction" on securities in the affected company which would bar any purchases or sales of the securities by any department or person within Standish, whether for a client or personal account (absent specific approval); or (2) establish an Ethical Wall around the individual or a select group or department. In the latter case, those persons falling within the Ethical Wall would be subject to the trading prohibition and except for need-to-know communications to others within the Ethical Wall, the communication prohibition discussed above. The breadth of the Ethical Wall and the persons included within it would have to be determined on a case-by-case basis. In these circumstances, the Ethical Wall procedures are designed to "isolate" the inside information and limit access to it by an individual or select group in order to allow the remainder of the company not to be affected by it. In any case where an Ethical Wall is imposed, the Ethical Wall procedures discussed below must be strictly observed.

DOES STANDISH MONITOR TRADING ACTIVITIES?

The Compliance Department restricts trading in securities identified to it as securities in which Standish employees may be deemed to possess inside information. The Compliance Department surveys transactions effected by its employees and its client accounts for the purpose of, among all things, identifying transactions that may violate laws against insider trading and, if necessary, investigating such trades.

PENALTIES AND ENFORCEMENT BY SEC AND PRIVATE LITIGANTS

The Director of Enforcement of the SEC has said that the SEC pursues all cases of insider trading regardless of the size of transaction and regardless of the persons involved. INSIDER TRADING IS A VERY TRACEABLE CRIME. Updated and improved detection, tracking and surveillance techniques in the past few years have strengthened enforcement efforts by the SEC, as well as, the stock exchanges. This surveillance is done routinely in many cases or can be based on informants in specific cases.

For example, after any significant company announcement impacting the price of a company's securities, the SEC and exchange officials will automatically review recent trading that benefited from the news. In the event any trading looks suspicious, the records of the brokers involved with such trades will be requested and reviewed and the broker representatives will be questioned about their customers who traded, how these trade ideas were generated, how these trades were received and/or how the trading compares to the customer's normal activity. Likewise, company officials and their representatives (law firms, accounting firms, etc.) may be asked under oath whether they know or have had any contact with persons on the list of those trading. Links between insiders and those trading (family relationships, neighborhoods, presence at certain meetings) will be explored through extensive and widespread interviews and affidavits and document requests.

Penalties for violations are severe for both the individual involved and possibly his or her employer. These could include:


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  26

-    civil penalties of up to three times all profits made (or losses avoided)
- criminal fines of up to $1 million for individuals, $2.5 million for companies
-    jail sentences up to 10 years
-    civil lawsuits by shareholders of the company in question.

WHAT YOU SHOULD DO IF YOU HAVE A QUESTION ABOUT INSIDE INFORMATION?

Before executing any trade for yourself or others, including clients of Standish, you must consider whether you have access to material non-public information. If you believe you have received oral or written material, non-public information, you should discuss the situation immediately with the Compliance Officer or Code of Ethics Supervisor. You should not discuss the information with anyone else within or outside Standish. The Compliance Officer will, with the assistance of counsel as required, determine whether the information is of a nature requiring restrictions on use and dissemination and when any restrictions should be lifted.

The Securities and Exchange Commission has recognized that Ethical Wall procedures designed to isolate material non-public information to specific individuals or groups can be a legitimate means of curtailing the attribution of knowledge of this inside information to an entire company. In those situations where Standish believes insider information can be isolated, the following Ethical Wall procedures would apply. These Ethical Wall procedures are designed to "quarantine" or "isolate" the individuals or select group of persons within the Ethical Wall.

IDENTIFICATION OF THE WALLED-IN INDIVIDUAL OR GROUP

The persons subject to the Ethical Wall procedures will be identified by name. If the Ethical Wall procedures are applicable simply because of someone serving on a Board of Directors of a public company in a personal capacity, it is likely that the Ethical Wall will apply exclusively to that individual, although in certain circumstances it may be appropriate to expand the wall.

Where the information is received as a result of being on a Creditors' Committee, serving on a Board in a capacity related to Standish investment activities or receipt of deal-specific information, the walled in group will generally refer to the group associated with that matter and, in some cases, related groups or groups that are highly interactive with the group. Determination of the breadth of the Ethical Wall is fact-specific and must be made by the Compliance Officer and Code of Ethics Supervisor. Therefore, as noted above, it is important to advise them if you come into possession of material non-public information.

                            ISOLATION OF INFORMATION

Fundamental to the concept of a Ethical Wall is that the inside formation be effectively quarantined to the walled-in group. The two basic procedures that must be followed to accomplish this are as follows:

(a)      RESTRICTIONS ON COMMUNICATIONS

Communications regarding the inside information or the subject company should be held only with persons within the walled-in group on a need-to-know basis or with the Compliance Officer. Communications should be discreet and should not be held in the halls, in the lunchroom or on cellular phones. In some circumstances it may be appropriate to use a code name for the subject company as a precautionary measure. If persons outside the group are aware of your access to information and ask you about the target company, they should be told simply that you are not at liberty to discuss it. Individuals within the walled-in group must excuse themselves from any research discussions on the effected firm. On occasion, it may be desirable to discuss the matter with someone at Standish outside the group. NO SUCH COMMUNICATIONS SHOULD BE HELD WITHOUT FIRST RECEIVING THE PRIOR CLEARANCE BY THE COMPLIANCE OFFICER OR THE CODE OF ETHICS SUPERVISOR. IN SUCH CASES, THE PERSON OUTSIDE THE GROUP AND POSSIBLY HIS OR HER ENTIRE DEPARTMENT WILL BE DESIGNATED AS "INSIDE THE WALL" AND WILL BE SUBJECT TO ALL THE ETHICAL WALL RESTRICTIONS.

(b)      RESTRICTIONS ON ACCESS TO INFORMATION


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  27

The files, computers and offices where confidential information is physically stored should generally be made inaccessible to persons not within the walled-in group. In certain circumstances, there is adequate and physical segregation of the group such access would be very limited. However, in other cases where there is less physical segregation between the group and others, additional precautionary measures should be taken to make sure that any confidential non-public information is kept in files securely and not generally accessible.

(c)      TRADING ACTIVITIES BY PERSONS WITHIN THE ETHICAL WALL

Persons within the Ethical Wall are prohibited from buying or selling securities in the subject company, whether on the behalf of Standish clients or in personal transactions. This restriction would not apply in the following two cases: (1) Where the affected persons have received DEAL-SPECIFIC information, the persons are permitted to use the information to consummate the deal for which it was given; and (2) the security in the affected account may be liquidated if the client has specifically instructed Standish to liquidate the security provided that no recommendation has been made to, and no confidential information has been shared with the client. In the latter, Standish would attribute the purchase or sale as by the direction of the client rather than pursuant to Standish discretionary authority. Standish would be acting merely in an executory capacity again, assuming no recommendation has been made to, and no confidential information has been shared with the client. The liquidating portfolio manager should confirm in writing to the Compliance Department in connection with such a liquidation that no confidential information has been shared with the client.

It will be the responsibility of each Portfolio Manager (or in the case that the portfolio manager is in the walled-in group, their designee) to ensure that members of his or her group are abiding by these Ethical Wall procedures in every instance.

                     TERMINATION OF ETHICAL WALL PROCEDURES

When the information has been publicly disseminated and a reasonable time has elapsed, or if the information has become stale, the Ethical Wall procedures with respect to the information can generally be eliminated. This is particularly true where the information was received in an isolated circumstance, such as an inadvertent disclosure to an analyst or receipt of deal-specific information. However, persons who by reason of an ongoing relationship or position with the company are more exposed to the receipt of such information on a frequent basis (for example, being a member of the Board of Directors or on a Creditors' Committee) would ordinarily be subject to the Ethical Wall procedures on a continuing basis and may be permitted to trade only during certain "window periods" when the company permits such "access" persons to trade. The Compliance Officer will determine when Ethical Wall Procedures can be terminated. It will be the responsibility of each Manager to ensure that members of his or her group are abiding by these Ethical Wall procedures in every instance.

    CERTAIN OPERATIONAL PROCEDURES IN CONNECTION WITH ENFORCEMENT OF INSIDER
                    INFORMATION AND INSIDER TRADING POLICIES

The following are certain operational procedures that will be followed to ensure communication of insider trading policies to Standish employees and enforcement thereof by the Company.


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  28

(a)      EDUCATION AND TRAINING

New Employees - The policy is located in the CODE OF ETHICS AND GENERAL COMPLIANCE HANDBOOK. Each new employee receives the Handbook from Human Resources or the Compliance Department. The Compliance Department will have each new employee certify that he or she has read, understands and agrees to abide by the Code of Ethics (including the policy on insider trading). Each new employee is required to attend a Code of Ethics Training Session which discusses, among other items, this policy.

Existing Employees - Each employee will be required to certify annually that he has read, understands and will abide by this policy.

(b)      MAINTENANCE OF RESTRICTED LIST

The Compliance Department maintains a Restricted List of the securities for which Standish is generally limited firm-wide from engaging in transactions. The Code of Ethics Supervisor maintains a copy of the list. The Restricted List is updated whenever there is a change. The Code of Ethics Supervisor must approve any exception, which is then documented and kept on file.

(c)      MAINTENANCE OF WATCH LIST

Standish will maintain a Watch List of companies for which it has material non-public information and it has instituted a Ethical Wall. This list will be used for the purpose of surveillance as described below. The list contains information such as the contact person that resulted in the securities being put on the list, the group(s) subject to the Ethical Wall, when a security is put on the list or taken off, when it should be reviewed to see if it can be removed (e.g. when confidentiality agreement expires), why the security was added and deleted, and whether there is a confidentiality agreement.

(d)      SURVEILLANCE

The Compliance Department will periodically review trading in shares of companies on the Watch List by Standish personnel, whether on behalf of clients or in personal trading. If the Code of Ethics Supervisor determines that there has been any unusual trading that warrants further investigation, he/she will coordinate a review. If any impropriety is found, the Code of Ethics Supervisor will report it to the Conflicts Committee for resolution.

(e)      CONSENT TO SERVICE ON BOARDS OF DIRECTORS

In order to monitor situations where material, non-public information may become available by reason of a board position, employees are required to obtain consent from the Conflicts Committee and Executive Committee prior to accepting positions on non-Standish boards of directors.


-------------------------------------------------------------------------------------------------------
        IF YOU HAVE A QUESTION ABOUT                                  YOU SHOULD CONTACT
-------------------------------------------------------------------------------------------------------
Whether information is "material" or "non-public"                  Compliance Officer or Code of
                                                                   Ethics Supervisor
-------------------------------------------------------------------------------------------------------
Taking a Board of Directors Seat                                   An approval form must be
(pre-approval is required)                                         submitted to the Code of
                                                                   Ethics Supervisor and approved
                                                                   by the Conflicts Committee and
                                                                   Executive Committee.
-------------------------------------------------------------------------------------------------------
Obtaining deal-specific information (pre-approval is               Your Department Head or, if further
required)                                                          inquiry is needed or desired,
                                                                   Compliance Officer
-------------------------------------------------------------------------------------------------------
Contacts with a public company                                     Your Department Head or, if
                                                                   further inquiry is needed or
                                                                   desired, Compliance Officer or
                                                                   Code of Ethics Supervisor
-------------------------------------------------------------------------------------------------------
This Policy in general                                             Compliance Officer or Code of
                                                                   Ethics Supervisor
-------------------------------------------------------------------------------------------------------


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  29

-------------------------------------------------------------------------------------------------------
Setting up a Ethical Wall                                          Compliance Officer or Code of Ethics
                                                                   Supervisor
-------------------------------------------------------------------------------------------------------
Who is "within" or "outside" a Ethical Wall                        Compliance Officer or Code of Ethics
                                                                   Supervisor
-------------------------------------------------------------------------------------------------------
Restricted Securities List                                         Compliance Officer or Code of Ethics
                                                                   Supervisor
-------------------------------------------------------------------------------------------------------
Terminating a Ethical Wall                                         Compliance Officer or Code of Ethics
                                                                   Supervisor
-------------------------------------------------------------------------------------------------------










                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  30

                      TRADING DESK POLICIES AND PROCEDURES

               GENERAL TRADING DESK POLICY AND BROKERAGE PRACTICES

Those members of the Staff directly involved in executing securities transactions for Standish clients and all other staff members should observe the following guidelines:

1. All transactions should be executed with the objective of achieving the best overall results for the client.

2. Security orders should be placed with the aim of incurring competitive commission rates which together with the price will result in a favorable overall execution. The broker/bank should receive a commission that will assure his best effort and at the same time result in a favorable rate for the client. Brokerage which is directed by the client is an exception to this guideline.

3. A portion of the brokerage business for each discretionary account will be placed with brokers who provide investment research services at competitive commission rates.

4. At regular intervals Standish will review the allocation of brokerage commissions.

5. Any new brokerage relationships, installation of direct wires, etc., should be cleared with the Trading Committee and the Desk Manager.

6. The Trading Desk will place orders solely for clients of Standish, Ayer & Wood, Inc.

7. All transactions are confidential and are not to be discussed by any staff member outside of Standish.

8. Gifts from brokers -- Whenever possible, staff members should discourage gifts from brokers. Please refer to Personal Gifts policy for a detailed explanation.

9. Any questions concerning the interpretation of these Guidelines should be referred to the Compliance Officer.

                    TRADE AGGREGATION & ALLOCATION PROCEDURES
                               GUIDING PRINCIPLES

These procedures are adopted in an effort to assure:

1. fair and equitable treatment of accounts both in priority of execution of orders and in the allocation of securities and the price obtained in the execution of block orders or trades;

2.   timeliness and efficiency in the execution of orders; and

3. accuracy of the records maintained by Standish with respect to trade execution and maintenance of client account positions.

                               GENERAL PROCEDURES

Only clients with an existing investment management agreement may utilize Standish trading desks.

All orders may be executed only based on written (or computer-simulated) trade tickets.

Modification or cancellation of any client transaction, whether at the direction of the portfolio manager, analyst, or the trading desk, must be made in writing on a trade ticket. Absent unavoidable circumstances and subject to the approval process outlined below, such cancellations or modifications must occur on the date the trade is placed.

All orders must bear the following information, whether executed or unexecuted:

1.   The name of the broker or bank or dealer through whom executed;

2. The terms and conditions of the order or any modification or cancellation, and any special features of the security;

3.   The date and time of trade entry or cancellation;

4.   The price at which executed;

5.   The time of receipt of report of execution;

6. The name of the person who placed the order and the name of the person(s) recommending the transaction;

7. The accounts(s) for which entered and the intended allocation of the order among those accounts;

8.   An indication of whether the order is discretionary.

                             PRIORITY OF ORDER FILL

Orders generally will be processed and executed on a first-in, first-out basis, in the order received by the trading desk, with the following exceptions:

         1. Execution of orders for clients who designate the use of particular brokers may, and generally will, be delayed until the execution of client non-broker designated orders has been completed;

         2. A delay in execution of orders may be appropriate when, in the judgment of the trading desk manager, market conditions in the security to be purchased or sold make such a delay advisable; or


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  32

         3. A block execution is anticipated. Execution of orders for a particular security for any client who prohibits the use of block execution of trades may, and generally will, be delayed until the execution of any block trade for the security.

                                  BLOCK TRADES

When a trade is placed for more than one advisory client, Standish may, but need not, aggregate orders or block trade when Standish believes this will result in more favorable execution. All Standish clients including mutual funds, ERISA accounts and vehicles in which Standish personnel may have an interest may participate in a block trade. In addition, orders for the account of Standish's directors, officers and employees or accounts in which Standish or such persons may have an interest may be included in a block trade together with Standish clients but only to the extent permitted by Standish's restrictions on personal trading and any relevant fund's Code of Ethics. Orders for the account of Standish's directors, officers and employees or accounts in which Standish or such persons may have an interest may not be included in a block trade together with Standish clients unless excepted from various provisions of Standish's restrictions on personal trading.

Selection of Accounts Participating in a Block Trade:

         1. Accounts that have advisory agreements or standing instructions prohibiting the use of block trades may not participate in the block.

         2. Accounts participating in the block are selected on the basis of cash availability, increase or decrease in sector/security type targets, federal and state tax considerations, quality guidelines, duration adjustments, overall positions in U.S. Treasury securities, and availability of a good substitution security.

Block trading may not be used as a substitute for individual investment advice and treatment for client accounts.

                                   ALLOCATIONS

Whenever possible or practical, Standish will use a pre-execution allocation system. Accordingly, each trade ticket should state the accounts that will participate in any block trade and the intended allocation of the order among those accounts. However, it is understood that certain circumstances will make pre-execution allocation impractical, including but not limited to the following situations:

         1. In a highly volatile market, a portfolio manager of a variety of client accounts might miss an opportunity if he/she took the time to examine the liquidity positions and other circumstances of each client account for the purpose of allocating an order prior to entry;

         2. In the block market and the market for thinly traded securities, an opportunity may be lost to buy or sell a security if the commitment could not be made without allocating the securities among the various accounts; and/or

         3. The liquidity position of an account and other circumstances affecting the allocation decision could change because of unexpected cash flows, fails to deliver, accounting errors, oversights as to the applicability of portfolio guidelines or restrictions or because the security is otherwise unsuitable for the account.

PRIORITY FOR SPECIALIZED CLIENT ACCOUNTS: Designated client accounts with specialized or concentrated investment policies may have a priority over other non-specialized accounts when determining the pre-execution allocation of an order for a particular security.

HOT ISSUES: Issues that immediately trade at a premium to the IPO price or declared a "Hot Issue" by the underwriter must be allocated only to non-restricted accounts as defined by the NASD.


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  33

When an allocation is specified on a trade ticket:

         1. If a block order is filled in its entirety, the order must be allocated in accordance with the intended allocation specified on the trade ticket.

         2. If a block order is partially filled, the order will be allocated among the accounts specified on the trade ticket and on a pro rata basis in proportion to the intended allocation specified on the trade ticket.

In all but extremely rare circumstances, trades that are not allocated pre-execution will be allocated no later than the close of business on the trade date. All clients must be fairly and equitably treated by any post-execution allocation of a trade.

Where appropriate, Standish will allocate fixed income block trades at the average price of the aggregated order.

Block trades in equity securities which are worked over the course of a day are allocated at an average execution price and charged the same commission, if any. Average price account amounts may not be carried overnight without allocation to client accounts.

                                  REALLOCATIONS

Notwithstanding the foregoing, orders for which a pre-execution allocation was made on a trade ticket may be reallocated post-execution on a different basis as follows:

         1. ROUND LOTS: A block order may, but need not, be reallocated among the accounts specified on the trade ticket in order to round an allocation to a whole lot.

         2. DE MINIMIS ALLOCATIONS: When a block order is partially filled, it may be reallocated among the accounts specified on the trade ticket because, in the case of equity securities, less than an appropriate number of shares or, in the case of bonds, less than an appropriate dollar amount of the bond has been obtained for a particular account.

         3. UNFORESEEN CIRCUMSTANCES. A block order may be reallocated among either accounts specified on the trade ticket or other accounts due to unforeseen circumstances, such as those listed above.

If a block order is partially filled and any reallocation is made, no account that is benefitted by the reallocation may effect any purchase or sale for a reasonable period of time following the execution of the block trade that would result in the account receiving or selling (in the case of equity securities) more shares or (in the case of bonds) a higher dollar amount of the bond than the number of shares or dollar amount of the bond that it would have received or sold had the block trade been filled in its entirety.

All accounts must be fairly and equitably treated by any post-execution reallocation of a trade.

All requests for a post-execution reallocation must be submitted in writing to the Trading Desk Manager and must explain the reason for the requested reallocation. (See form attached). All post-execution reallocations must be approved by the Trading Desk Manager and the Compliance Officer no later than one hour after the opening of the markets on the trading day following the day on which the order was executed. Unless managerial approval is otherwise obtained, no reallocations may be made after such time, except for reallocations of "Hot Issue" IPOs required by NASD rules.


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  34

                           TRADES PLACED OFF PREMISES

     It may be necessary for trading personnel to place trades away from the trading desk location, in limited circumstances. It is anticipated that the following guidelines will be followed:

         1. Only officers of Standish specifically designated by the Trading Committee may place trades off-premises;

         2. This practice will be permitted only if there are no substitute traders on the desk to place the trade (such as after hours);

         3. A message will be left promptly after the trade is executed with the traders own voicemail, as well as the manager of the desk, setting forth details concerning the trade;

         4. A trade ticket for the transaction will be completed as soon as possible but not later than 24 hours following execution.

                                  ANNUAL REVIEW

     Standish shall review on an annual basis these Trade Aggregation and Allocation Procedures to ensure that they are adequate to prevent any account from being systematically disadvantaged as a result of the aggregation of orders.

     Standish will receive no additional compensation as remuneration of any kind as a result of aggregation of trades.

A Reallocation of Trade Form is located at the end of this Handbook.

Adopted:  February 28, 1997


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  35

                            STANDISH AYER & WOOD, INC.

                   STANDISH INTERNATIONAL MANAGEMENT CO., LLC

                                 CODE OF ETHICS

A.       STATEMENT OF POLICY.

         This Code of Ethics is based upon the principle that the officers, directors and employees of Standish, Ayer & Wood, Inc. and Standish International Management Co., LLC (each, the "Adviser") owe a fiduciary duty to the investment companies registered under the Investment Company Act of 1940 (each a "Fund") and other clients for which the Adviser acts as investment adviser or subadviser. Accordingly, each officer, director and employee of the Adviser should conduct personal trading activities in a manner that does not interfere with a client's portfolio transactions or take advantage of a relationship with any client. Persons covered by this Code of Ethics must adhere to these general principles as well as the Code's specific requirements.

         The fundamental position of the Adviser is that in effecting personal securities transactions personnel of the Adviser must place at all times the interests of clients ahead of their own pecuniary interests. All personal securities transactions by these persons must be conducted in accordance with this Code of Ethics and in a manner to avoid any actual or potential conflict of interest or any abuse of any person's position of trust and responsibility. Further, these persons should not take inappropriate advantage of their positions with or on behalf of a client. Without limiting the foregoing, it is the intention of the Adviser that this Code of Ethics not prohibit personal securities transactions by the Adviser's personnel made in accordance with the letter and the spirit of the Code.

B.       DEFINITIONS.

         For purposes of this Code of Ethics, the following definitions will apply:

         1. ACCESS PERSON. The term "ACCESS PERSON" means any director, officer or advisory person (as defined below) of the Adviser.

         2. ACQUISITION. The term "acquisition" or "acquire" includes the receipt of any gift of COVERED SECURITIES.

         3.   ADVISORY PERSON. The term "ADVISORY PERSON" means

                   (a) Every employee or on-site independent contractor of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of COVERED SECURITIES (as defined below) by a Fund or other client, or whose functions relate to the making of any recommendations concerning the purchase or sale of COVERED SECURITIES by a Fund or other client; and

                   (b) Every natural person in a control relationship to the Adviser who obtains information concerning recommendations made to a Fund concerning the purchase or sale of a COVERED SECURITY and every other employee or on-site


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  36
                        independent contractor of the Adviser designated as an Access Person by the CODE OF ETHICS SUPERVISOR.

         4. BENEFICIAL OWNERSHIP. The term "BENEFICIAL OWNERSHIP" means a direct or indirect "pecuniary interest" (as defined in subparagraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934 (the "1934 Act")) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of "pecuniary interest" in subparagraph (a)(2) of Rule 16a-1 is complex, this term generally means the opportunity directly or indirectly to profit or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of:

                   (a) ownership of securities by any of that person's immediate family members sharing the same household (including a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law);

                   (b) the person's partnership interest in the portfolio securities held by a general or limited partnership which such person controls;

                   (c) the person's right to receive dividends from a security if this right is separate or separable from the underlying securities;

                   (d) the person's interest in securities held by a trust under certain circumstances; and

                   (e) the person's right to acquire securities through the exercise or conversion of a "derivative security" (which term excludes (i) a broad-based index option or future,
                        (ii) a right with an exercise or conversion privilege at a price that is not fixed, and (iii) a security giving rise to the right to receive another security only PRO RATA and by virtue of a merger, consolidation or exchange offer involving the issuer of the first security).

         5. CODE OF ETHICS SUPERVISOR. The term "CODE OF ETHICS SUPERVISOR" means the officer of the Adviser designated from time to time by the Adviser's compliance officer to (a) authorize or deny permission to purchase or sell COVERED SECURITIES, (b) receive and review reports of purchases and sales by ACCESS PERSONS and (c) receive and review other reports that may be required from time to time. The term "ALTERNATIVE CODE OF ETHICS SUPERVISOR" means the officer of the Adviser designated from time to time by the Adviser to perform the duties of the CODE OF ETHICS SUPERVISOR in connection with personal transactions by the CODE OF ETHICS SUPERVISOR or in the absence of the CODE OF ETHICS SUPERVISOR.

         6. CONFLICTS COMMITTEE. The term "CONFLICTS COMMITTEE" means any committee designated by the management of the Adviser to resolve conflicts of interest and oversee and enforce the Adviser's Code of Ethics (or any successor committee or person that performs substantially the same functions as the CONFLICTS COMMITTEE).

         7. CONTROL. The term "CONTROL" has the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that CONTROL means the power to exercise a controlling influence over the management or policies of the Adviser, unless such power is solely the result of an official position with the Adviser.

         8. COVERED SECURITY. The term "COVERED SECURITY" means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include:


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  37

                   (a)  Direct obligations of the government of the United
                        States;

                   (b) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

                   (c) Shares issued by open-end management investment companies registered under the 1940 Act; and

                   (d) Any other security determined by the Securities and Exchange Commission ("SEC") or its staff to be excluded from the definition of "COVERED SECURITY" contained in Rule 17j-1 under the 1940 Act.

         9. DISPOSITION. The term "disposition" or "dispose" includes the making of any personal or charitable gift of COVERED SECURITIES.

         10. FAMILY ACCOUNT. The term "FAMILY ACCOUNT" means any brokerage or other account containing securities (including but not limited to COVERED SECURITIES) (1) in which an immediate family member of the ACCESS PERSON not sharing the same household has BENEFICIAL OWNERSHIP and (2) over which the ACCESS PERSON exercises direct or indirect, sole or shared, investment control.

         11. FUND. The term "Fund" has the meaning designated in the preamble hereto.

         12. INITIAL PUBLIC OFFERING. The term "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, as amended (the "1933 Act"), by an issuer, which immediately before registration, was not subject to reporting requirements of
              Section 13 or 15(d) of the 1934 Act.

         13. INVESTMENT DECISION MAKER. The term "INVESTMENT DECISION MAKER" means any portfolio manager of the Adviser and any other ADVISORY PERSON who assists a portfolio manager in making investment decisions for a Fund or other client, including, but not limited to, all analysts of the Adviser or of any company in a control relationship to the Adviser.

         14. LIMITED OR PRIVATE OFFERING. The term "LIMITED OR PRIVATE OFFERING" means an offering that is exempt from registration under
              Section 4(2) or 4(6) of the 1933 Act or Rule 504, 505 or 506 thereunder.

         15. 1940 ACT. The term "1940 Act" means the Investment Company Act of 1940 and the rules and regulations thereunder, both as amended from time to time, and any order or orders thereunder which may from time to time be applicable to any Fund.

         16. PURCHASE. The term "purchase" includes the writing of an option to purchase.

         17. SALE. The term "sale" includes a short sale, the writing of an option to sell and the making of a gift.

         18. SECURITY BEING CONSIDERED FOR PURCHASE OR SALE. A security is "BEING CONSIDERED FOR PURCHASE OR SALE" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         19. SECURITY TO BE HELD OR ACQUIRED. The phrase "SECURITY HELD OR TO BE ACQUIRED" means any COVERED SECURITY which, within the most recent 15 days, is or has been held by a Fund or is being or has been considered by the Adviser for purchase by a Fund or any option to purchase or sell and any security convertible into, or exchangeable for, such COVERED SECURITY.


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  38

C. PROHIBITED AND RESTRICTED ACTIVITIES.

         While the scope of actions which may violate the Statement of Policy set forth above cannot be exactly defined, these actions would always include at least the following prohibited activities.

         1. COMPETING WITH CLIENT TRADES. No ACCESS PERSON may, directly or indirectly, purchase or sell securities if the ACCESS PERSON knows, or reasonably should know, that these securities transactions compete in the market with actual or considered securities transactions for a client, or otherwise personally act to injure a client's securities transactions.

         2. PERSONAL USE OF CLIENT TRADING KNOWLEDGE. No ACCESS PERSON may use the knowledge about securities purchased or sold by a client or securities being considered for purchase or sale by a client to profit personally, directly or indirectly, by the market effect of such transactions.

         3. DISCLOSURE OF CLIENT TRADING KNOWLEDGE. No ACCESS PERSON may, directly or indirectly, communicate to any person who is not an ACCESS PERSON any non-public information relating to a client including, without limitation, the purchase or sale or considered purchase or sale of a security on behalf of a client, except to the extent necessary to effectuate securities transactions on behalf of a client.

         4. INITIAL PUBLIC OFFERINGS. No ACCESS PERSON may, directly or indirectly, purchase any security sold in an INITIAL PUBLIC OFFERING, unless the CONFLICTS COMMITTEE exempts the purchase because of special conditions associated with the purchase.

         5. LIMITED OR PRIVATE OFFERINGS. No ACCESS PERSON may, directly or indirectly purchase any security issued pursuant to a LIMITED OR PRIVATE OFFERING without obtaining prior written approval from the CONFLICTS COMMITTEE. ACCESS PERSONS who have received authorization to purchase securities in a LIMITED OR PRIVATE OFFERING must disclose their BENEFICIAL OWNERSHIP of these securities when these ACCESS PERSONS are involved in considering the purchase on behalf of a Fund or other client of securities of the issuer of the privately placed securities. A decision to purchase securities of this issuer must be independently reviewed by an investment person with no personal interest in that issuer.

         6. ACCEPTANCE OF GIFTS. No ACCESS PERSON may accept any gift or other thing of more than DE MINIMIS value from any person or entity that does business with or on behalf of the Adviser. The CONFLICTS COMMITTEE will from time to time specify the value which will be considered DE MINIMIS for purposes of this restriction.

         7. BOARD SERVICE; OUTSIDE EMPLOYMENT. No ACCESS PERSON may serve on the board of directors or trustees of any organization, whether publicly traded or otherwise, absent prior written authorization and determination by the CONFLICTS COMMITTEE that the board service would be consistent with the interests of the Funds and other clients of the Adviser. If board service is authorized, ACCESS PERSONS serving as directors or trustees of issuers may not take part in an investment decision on behalf of the Funds or other clients concerning securities of these issuers. Likewise, no access person may accept any outside employment absent the prior written authorization of the CONFLICTS COMMITTEE.

         8. TRANSACTIONS DURING BLACKOUT PERIOD. NO INVESTMENT DECISION MAKER may, directly or indirectly, (a) purchase or sell any COVERED SECURITY in which he or she has any BENEFICIAL OWNERSHIP or (b) purchase any COVERED SECURITY if that purchase would cause the INVESTMENT DECISION MAKER to acquire any BENEFICIAL OWNERSHIP, in each case within a period of seven (7) calendar days before and after any Fund or other client as to which he or she is an INVESTMENT DECISION MAKER has purchased or sold such COVERED SECURITY.


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  39

         9. SHORT-TERM TRADING. No ACCESS PERSON may purchase and sell, or sell and purchase, the same (or equivalent) COVERED SECURITIES within a 60 calendar day period. The CONFLICTS COMMITTEE may, upon request, exempt an ACCESS PERSON from this prohibition if the CONFLICTS COMMITTEE determines that extenuating circumstances warrant the exemption.

         10. DISCLOSURE OF PERSONAL INTEREST. No INVESTMENT DECISION MAKER may recommend any securities transaction by a Fund or other client without having previously disclosed any BENEFICIAL OWNERSHIP in these securities or the issuer thereof to the Adviser, including without limitation:

                   (a) That INVESTMENT DECISION MAKER'S Beneficial Ownership of any securities of the issuer;

                   (b) Any contemplated transaction by that INVESTMENT DECISION MAKER in these securities;

                   (c)  Any position with the issuer or its affiliates; and

                   (d) Any present or proposed business relationship between the issuer or its affiliates and that INVESTMENT DECISION MAKER or any party in which the INVESTMENT DECISION MAKER has a significant interest.

         An interested INVESTMENT DECISION MAKER may not participate in a decision to purchase and sell securities of the issuer on behalf of a Fund or any other client.

         11. "GOOD UNTIL CANCELLED" OR "LIMIT ORDERS." No ACCESS PERSON may place any "good until cancelled" or "limit" order that does not expire on the day preclearance is granted.

D. EXEMPT TRANSACTIONS.

         The following transactions are exempt from the preclearance requirements and substantive prohibitions and restrictions of the Code, BUT ARE NOT EXEMPT FROM ANY REPORTING REQUIREMENTS THAT MAY APPLY UNDER SECTION H OF THIS CODE.

         1. Purchases or sales for an account over which the ACCESS PERSON has no direct or indirect influence or control;

         2. Purchases or sales which are non-volitional on the part of the ACCESS PERSON;

         3. Purchases which are part of an automatic dividend reinvestment plan, but only to the extent the access person makes no voluntary adjustment in the rate or type of investment or divestment;

         4. Purchases or sales for which the ACCESS PERSON has received prior written approval from the CODE OF ETHICS SUPERVISOR. Prior approval will be granted only if a purchase or sale of COVERED SECURITIES is consistent with the purposes of this Code of Ethics,
              Section 17(j) of the 1940 Act and the rules thereunder;

         5. Purchases in an INITIAL PUBLIC OFFERING if (a) the offering is part of the "demutualization" or similar transaction of a mutual bank, insurance company or similar issuer and the ACCESS PERSON'S ability to participate is the direct result of the ACCESS PERSON'S ownership of insurance policies or deposits issued or maintained by the issuer and (b) the allocation of shares available for acquisition by the ACCESS PERSON is based on the ACCESS PERSON'S ownership of these policies or deposits;


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  40

         6. Transactions involving the disposition solely of fractional shares of equity COVERED SECURITIES; and

         7.   The RECEIPT of any gift of COVERED SECURITIES.

         Subject to applicable law, the CONFLICTS COMMITTEE may, upon consideration of all of the relevant facts and circumstances, grant a written exemption from provisions of this Code of Ethics with respect to any transaction based on a determination that the transaction does not conflict with the interests of any Fund or client.

E. JOINT PARTICIPATION.

         A specific provision of the 1940 Act prohibits ACCESS PERSONS, in the absence of an order of the SEC, from effecting a transaction in which a Fund is a "joint or a joint and several participant" with that ACCESS PERSON. Any transaction which suggests the possibility of a question in this area should be presented to the CODE OF ETHICS SUPERVISOR and legal counsel for review.

F. DUPLICATE BROKERAGE CONFIRMATIONS AND STATEMENTS.

         Each ACCESS PERSON must direct the ACCESS PERSON'S brokers to supply to the CODE OF ETHICS SUPERVISOR, on a timely basis and not less frequently than every calendar quarter, duplicate copies of confirmations of and account statements reflecting all COVERED SECURITIES transactions and holdings (1) in which the ACCESS PERSON has or acquires a direct or indirect BENEFICIAL OWNERSHIP interest and (2) that are included in a FAMILY ACCOUNT, in each case whether or not one of the exemptions listed in Section D above applies.

G. PRECLEARANCE PROCEDURES FOR TRANSACTIONS IN SECURITIES.

         1. Every ACCESS PERSON must request and obtain preclearance from the CODE OF ETHICS SUPERVISOR before effecting any personal securities transactions in COVERED SECURITIES in or as to which the ACCESS PERSON both: (a) has or acquires a BENEFICIAL OWNERSHIP AND (b) has direct or indirect, sole or shared, investment control, except for exempt transactions described in Section D above. The ACCESS PERSON must submit to the CODE OF ETHICS SUPERVISOR a preclearance request on a form designated by the CODE OF ETHICS SUPERVISOR from time to time for each purchase or sale of a COVERED SECURITY on behalf of such ACCESS PERSON prior to the execution of such transaction.

         3. The CODE OF ETHICS SUPERVISOR will compare the proposed transaction to the daily Restricted List maintained by the Adviser. Preclearance will be denied if: (a) the COVERED SECURITY is being considered for purchase or sale by a Fund or other client or (b) there is an order pending for a Fund or other client with respect to such COVERED SECURITY. The transaction may not be effected unless the CODE OF ETHICS SUPERVISOR pre-clears the transaction in writing or orally (and subsequently confirming the oral preclearance in writing). Preclearance is valid only for the trading day on which it is issued.

H. REPORTING REQUIREMENTS.

         Every ACCESS PERSON subject to this Section H must submit to the CODE OF ETHICS SUPERVISOR, on forms designated by the CODE OF ETHICS SUPERVISOR, the following reports as to (1) all COVERED SECURITIES and brokerage accounts in which the ACCESS PERSON has, or by reason of a transaction, acquires BENEFICIAL OWNERSHIP, whether or not the ACCESS PERSON had any direct or indirect control over the COVERED SECURITIES or accounts and (2) all FAMILY ACCOUNTS, IN EACH CASE, INCLUDING REPORTS COVERING SECURITIES EXEMPTED BY SECTION D.


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  41

         1. INITIAL HOLDINGS REPORTS. Not later than 10 days after an ACCESS PERSON becomes an ACCESS PERSON, the following information:

                   (a) The title, number of shares and principal amount of each COVERED SECURITY (i) in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP and (ii) that was included in a FAMILY ACCOUNT when the ACCESS PERSON became an ACCESS PERSON;

                   (b) The name of any broker, dealer or bank with whom the ACCESS PERSON maintained (i) an account containing securities (including but not limited to COVERED SECURITIES) in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP or (ii) a FAMILY ACCOUNT, each as of the date the ACCESS PERSON became an ACCESS Person; and

                   (c) The date the report is being submitted by the ACCESS PERSON.

         2. QUARTERLY TRANSACTION REPORTS. Not later than 10 days after the end of each calendar quarter, the following information:

                   (a) COVERED SECURITIES TRANSACTIONS. With respect to any acquisition or disposition during the calendar quarter of a COVERED SECURITY (x) in which the ACCESS PERSON had any direct or indirect BENEFICIAL Ownership and (y) that was included in a FAMILY ACCOUNT:

                            (i) The date of the acquisition or disposition, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each COVERED SECURITY;

                            (ii) The nature of the acquisition or disposition (i.e., purchase, sale, gift or any other type of acquisition or disposition);

                            (iii) The price of the COVERED SECURITY at which the acquisition or disposition was effected;

                            (iv) The name of the broker, dealer or bank with or through which the acquisition or disposition was effected; and

                            (v) The date the report is submitted by the ACCESS PERSON to the CODE OF ETHICS SUPERVISOR.

                   However, if no reportable transactions in any COVERED SECURITIES were effected during a calendar quarter, the affected ACCESS PERSON must submit to the CODE OF ETHICS SUPERVISOR, within ten calendar days after the end of the quarter, a report stating that no reportable COVERED SECURITIES transactions were effected.

                   (b) BROKERAGE ACCOUNTS. With respect to (i) any account established by the ACCESS PERSON containing securities (including but not limited to COVERED SECURITIES) in which the person had a direct or indirect BENEFICIAL OWNERSHIP and (ii) a FAMILY ACCOUNT during the quarter:

                            (1) The name of the broker, dealer or bank with whom the ACCESS PERSON established the account;

                            (2)    The date the account was established; and


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  42

                            (3) The date the report is being submitted by the ACCESS PERSON.

         3. ANNUAL HOLDINGS REPORTS. By a date specified by the CODE OF ETHICS SUPERVISOR and as of a date within 30 days before this reporting deadline, the following information:

                   (a) The title, number of shares and principal amount of each COVERED SECURITY (i) in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP and (ii) that was included in a FAMILY ACCOUNT;

                   (b) The name of any broker, dealer or bank with whom the ACCESS PERSON maintained (i) an account containing securities in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP and (ii) a FAMILY ACCOUNT; and

                   (c) The date the report is being submitted by the ACCESS PERSON.

         4. Every report concerning a COVERED SECURITIES transaction that would be prohibited by Section C if an exemption were not available under Section D must identify the exemption relied upon and describe the circumstances of the transaction.

         5. Notwithstanding subparagraph 2 of this Section H, an ACCESS PERSON need not make quarterly transaction reports pursuant to this Code of Ethics if the reported information would duplicate information reported pursuant to Rule 204-2(a)(12) under the Investment Advisers Act of 1940 (the "Advisers Act").

         6. Any report submitted by an ACCESS PERSON in accordance with this Code may contain a statement that the report will not be construed as an admission by that person that he or she has any direct or indirect BENEFICIAL OWNERSHIP in any COVERED SECURITY to which the report relates. The existence of any report will not by itself be construed as an admission that any event reported thereon constitutes a violation of this Code.

         7. To the extent consistent with Rule 17j-1 under the 1940 Act, and Rule 204-2(a)(12) under the Advisers Act, the CODE OF ETHICS SUPERVISOR may approve other alternative reporting procedures from time to time.

         8. With respect to transactions or holdings required to be reported under Section H.1-3 of this Code of the type described in Section D.1-3 as to reportable information which an ACCESS PERSON does not reasonably have access to, or which is not known by an ACCESS PERSON, on the date such report is required to be submitted, such ACCESS PERSON shall nevertheless:

                   (a)  file the required report in a timely manner;

                   (b) indicate in the report, to the extent then known to the ACCESS PERSON, that certain data concerning reportable transactions or holdings is unavailable or unknown, describing the circumstances resulting in its being unavailable or unknown; and

                   (c) submit a supplemental report containing such information promptly upon his or her having access to such information.

I.  INITIAL AND ANNUAL CERTIFICATION OF COMPLIANCE.

         1. Each ACCESS PERSON, within ten (10) days after becoming an ACCESS PERSON, must certify, on a form designated by the CODE OF ETHICS SUPERVISOR, that the ACCESS PERSON:


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  43

                   (a) Has received, read and understands this Code of Ethics and recognizes that the ACCESS PERSON is subject hereto;

                   (b) Will comply with all the requirements of this Code of Ethics; and

                   (c) Has disclosed to the CODE OF ETHICS SUPERVISOR all holdings of COVERED SECURITIES and all accounts required to be disclosed pursuant to the requirements of this Code of Ethics.

         2. Each ACCESS PERSON must also certify annually (by a date specified by and on the form designated by the CODE OF ETHICS SUPERVISOR) that the ACCESS PERSON:

                   (a) Has received, read and understand this Code of Ethics and recognizes that the ACCESS PERSON is subject hereto;

                   (b) Has complied with all the requirements of this Code of Ethics; and

                   (d) Has disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported in compliance with the requirements of this Code of Ethics.

J.  CONFIDENTIALITY.

         All information obtained from any ACCESS PERSON hereunder normally will be kept in strict confidence by the Adviser, except that reports of transactions and other information obtained hereunder may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization or other civil or criminal authority to the extent required by law or regulation or to the extent considered appropriate by senior management of the Adviser in light of all the circumstances. In addition, in the event of violations or apparent violations of the Code, this information may be disclosed to affected clients.

K . IDENTIFICATION OF AND NOTICE TO ACCESS PERSONS.

         The CODE OF ETHICS SUPERVISOR will identify all persons who are considered to be "ACCESS PERSONS" and INVESTMENT DECISION MAKERS and inform these persons of their respective duties and provide these persons with copies of this Code of Ethics.

L.  REVIEW OF REPORTS.

         The CODE OF ETHICS SUPERVISOR will review the information to be compiled under this Code of Ethics in accordance with such review procedures as the CODE OF ETHICS SUPERVISOR and CONFLICTS COMMITTEE may from time to time determine to be appropriate in light of the purposes of this Code of Ethics.

M.  SANCTIONS.

         Any violation of this Code of Ethics will result in the imposition of such sanctions as the CONFLICTS COMMITTEE may deem appropriate under the circumstances, which may include, but are not limited to, a warning, disgorgement of profits obtained in connection with a violation, the imposition of fines, suspension, demotion, termination of employment or referral to civil or criminal authorities.

N.  RECORDKEEPING REQUIREMENTS.

         The Adviser will maintain and preserve:


                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  44

         1. In an easily accessible place, a copy of this Code of Ethics (and any prior code of ethics that was in effect at any time during the past five years) for a period of five years;

         2. In an easily accessible place, a record of any violation of this Code of Ethics (and any prior code of ethics that was in effect at any time during the past five years) and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

         3. A copy of each report (or computer printout) submitted under this Code of Ethics for a period of five years, provided that for the first two years such reports must be maintained and preserved in an easily accessible place;

         4. In an easily accessible place, a list of all persons who are, or within the past five years were, required to make or required to review, reports pursuant to this Code of Ethics;

         5. A copy of each report provided to any Fund as required by paragraph (c)(2)(ii) of Rule 17j-1 under the 1940 Act or any successor provision for a period of five years following the end of the fiscal year in which the report is made, provided that for the first two years such record will be preserved in an easily accessible place; and

         6. A written record of any decision, and the reasons supporting any decision, to approve the purchase by an ACCESS PERSON of any security in an INITIAL PUBLIC OFFERING or in a LIMITED OR PRIVATE OFFERING for a period of five years following the end of the fiscal year in which the approval is granted.






                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  45

                                    EXHIBIT A

                         REPORT OF SECURITY TRANSACTIONS


To:                                                 , Compliance Officer

FROM:

The following is a record of every transaction in a Security in which I had or by reason of which I acquired, any direct or indirect beneficial ownership during the calendar quarter ended:


   NAME, DESCRIPTION OF
    SECURITY AND AMOUNT           PRICE PER SHARE/UNIT                      NAME OF BROKER,
      OF SHARES/UNITS                PURCHASED/SOLD            DATE         DEALER OR BANK
----------------------------     ------------------------    ----------    ------------------



Note: This Report shall not be construed as an admission by me that I have acquired direct or indirect beneficial ownership in the securities involved in those transactions that have been marked with an asterisk (*). Such Transactions are reported pursuant to the Code of Ethics of Standish, Ayer & Wood Investment Trust, Standish, Ayer & Wood Master Trust, Standish, Ayer & Wood Domestic Master Portfolio, Standish, Ayer & Wood, Inc., Standish International Management Company, L.P. and Standish Fund Distributors, L.P. in order to meet the requirements of Section 17(j) of the Investment Company Act of 1940 and Rule 17j-1 thereunder.





Date:                                         Signature:
     ----------------------------------                 -----------------------


PLEASE RETURN THIS REPORT NO LATER THAN 10 DAYS AFTER THE END OF EACH CALENDAR QUARTER.

                                    APPENDIX

                        EXAMPLES OF BENEFICIAL OWNERSHIP

"Beneficial ownership" of a security has been addressed by the Securities and Exchange Commission in a number of releases and encompasses many diverse situations, including the following:

1. Securities held by you for your own benefit, whether bearer form, registered in your name, or otherwise.

2. Securities held by others for your benefit (regardless of whether or how they are registered), such as securities held for you by a custodian, broker, relative, executor or administrator.

3.   Securities held for your account by a pledgee.

4. Securities held by a trust in which you have an income or remainder interest, unless you only interest is to receive principal if (i) some other remainderman dies before distribution, or (ii) some other person by will directs a distribution of trust property or income to you.

5. Securities held by you as trustee or co-trustee, if either you or a member of your immediate family (i.e., your spouse, children and their descendants, step-children, parents and their ancestors, and step-parents [treating a legal adoption as a blood relationship]) have an income or remainder interest in the trust.

6. Securities held by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries.

7.   Securities held by any partnership in which you are a partner.

8. Securities held by a personal holding company controlled by you alone or jointly with others.

9. Securities held in the name of your spouse unless you are legally separated.

10. Securities held in the name of your minor child or in the name of any relative of yours or of your spouse (including an adult child) who is presently sharing your home, even if the securities were not received from you and the dividends are not actually used for the maintenance of your home.

11. Securities held in the name of another person (other than those listed in examples 9 and 10 above), if by reason of any contract, understanding, relationship, agreement or other arrangement, you obtain benefits substantially equivalent the those of ownership.

12. Securities held in the name of any person other than yourself, even though you do not obtain benefits substantially equivalent to those of ownership (as described in example 11 above), if you can vest or revest title in yourself.




                                CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK  47

      CODE OF ETHICS AND STANDARDS OF PROFESSIONAL CONDUCT

                        As amended and restated May 1999

                               THE CODE OF ETHICS

     - Members of the Association for Investment Management and Research shall:
     - Act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients, prospects, employers, employees, and fellow members.
     - Practice and encourage others to practice in a professional and ethical manner that will reflect credit on members and their profession.
     - Strive to maintain and improve their competence and the competence of others in the profession.
     -   Use reasonable care and exercise independent professional judgment.

                        STANDARDS OF PROFESSIONAL CONDUCT

                         ------------------------------

STANDARD I: FUNDAMENTAL RESPONSIBILITIES

Members shall:
A. Maintain knowledge of an comply with all applicable laws, rules, and regulations (including AIMR's Code of Ethics and Standards of Professional Conduct) of any government, governmental agency, regulatory organization, licensing agency, or professional association governing the members' professional activities.

B. Not knowingly participate or assist in any violation of such laws, rules, or regulations.

                         ------------------------------

STANDARD II: RELATIONSHIPS WITH AND RESPONSIBLITES TO THE PROFESSION

A. USE OF PROFESSIONAL DESIGNATION.

   1. AIMR members may reference their membership only in a dignified and judicious manner. The use of the reference may be accompanied by an accurate explanation of the requirements that have been met to obtain membership in these organizations.

   2. Those who have earned the right to use the Chartered Financial Analyst designation may use the marks "Chartered Financial Analyst" or "CFA" and are encouraged to do so, but only in a proper, dignified, and judicious manner. The use of the designation may be accompanied by an accurate explanation of the requirements that have been met to obtain the right to use the designation.

   3. Candidates in the CFA Program, as defined in the AIMR Bylaws, may reference their participation in the CFA Program, but the reference must clearly state that an individual is a candidate in the CFA Program and cannot imply that the candidate has achieved any type of partial designation.

B. PROFESSIONAL MISCONDUCT.

   1. Members shall not engage in any professional conduct involving dishonesty, fraud, deceit, or misrepresentation or commit any act that reflects adversely on their honesty, trustworthiness, or professional competence.

   2. Members and candidates shall not engage in any conduct or commit any act that compromises the integrity of the CFA designation or the integrity or validity of the examinations leading to the award of the right to use the CFA designation.

C. PROHIBITION AGAINST PLAGIARISM. Members shall not copy or use, in substantially the same form as the original material prepared by another without acknowledging and identifying the name of the author, publisher, or source of such material. Members may use, without acknowledgment, factual information published by recognized financial and statistical reporting services or similar sources.

                         ------------------------------

STANDARD III: RELATIONSHIPS WITH AND RESPONSIBILITIES TO THE EMPLOYER

A. OBLIGATION TO INFORM EMPLOYER OF CODE AND STANDARDS.
Members shall:

   1. Inform their employer in writing, through their direct supervisor, that they are obligated to comply with the Code and Standards and are subject to disciplinary sanctions for violations thereof.

   2. Deliver a copy of the Code and Standards to their employer if the employer does not have a copy.

B. DUTY TO EMPLOYER. Members shall not undertake any independent practice that could result in compensation or other benefit in competition with their employer unless they obtain written consent from both their employer and the persons or entities for whom they undertake independent practice.

C. DISCLOSURE OF CONFLICTS TO EMPLOYER. Members shall:

   1. Disclose to their employer all matters, including beneficial ownership of securities or other investments, that reasonably could be expected to interfere with their duty to their employer or ability to make unbiased and objective recommendations.

   2. Comply with any prohibitions on activities imposed by their employer if a conflict of interest exists.

Disclosure of Additional Compensation Arrangements.
Members shall disclose to their employer in writing all monetary compensation or other benefits that they receive for their services that are in addition to compensation or benefits conferred by a member's employer.

E. RESPONSIBILITIES OF SUPERVISORS. Members with supervisory responsibility, authority, or the ability to influence the conduct of others shall exercise reasonable supervision over those subject to their supervision or authority to prevent any violation of applicable statutes, regulations, or provisions of the Code and Standards. In so doing, members are entitled to rely on reasonable procedures designed to detect and prevent such violations.

STANDARD IV: RELATIONSHIPS WITH AND RESPONSIBILITIES TO CLIENTS AND PROSPECTS

A.INVESTMENT PROCESS.

A.1 REASONABLE BASIS AND REPRESENTATIONS. Members shall:
  a. Exercise diligence and thoroughness in making investment recommendations or in taking investment actions.
  b. Have a reasonable and adequate basis, supported by appropriate research and investigation, for such recommendations or actions.
  c. Make reasonable and diligent efforts to avoid any material misrepresentation in any research report or investment recommendation.
  d. Maintain appropriate records to support the reasonableness of such recommendation or actions.

A.2 RESEARCH REPORTS. Members shall:
  a. Use reasonable judgment regarding the inclusion or exclusion of relevant factors in research reports.
  b. Distinguish between facts and opinions in research reports.
  c. Indicate the basic characteristics of the investment involved when preparing for public distribution a research report that is not directly related to a specific portfolio or client.

A.3 INDEPENDENCE AND OBJECTIVITY. Members shall use reasonable care and judgment to achieve and maintain independence and objectivity in making investment recommendation or taking investment action.

B. INTERACTIONS WITH CLIENTS AND PROSPECTS.

B.1 FIDUCIARY DUTIES. In relationships with clients, members shall use particular care in determining applicable fiduciary duty and shall comply with such duty as to those persons and interests to whom the duty is owned. Members must act for the benefit of their clients and place their clients' interests before their own.

B.2 PORTFOLIO INVESTMENT RECOMMENDATIONS AND ACTIONS.
Members shall:

  a. Make a reasonable inquiry into a client's financial situation, investment experience, and investment objectives prior to making any investment recommendations and shall update this information as necessary, but no less frequently than annually, to allow the members to adjust their investment recommendations to reflect changed circumstances.
  b. Consider the appropriateness and suitability of investment recommendations or actions for each portfolio or client. In determining appropriateness and suitability, members shall consider applicable relevant factors, including the needs and circumstances of the portfolio or client, the basic characteristics of the investment involved, and the basic characteristics of the total portfolio. Members shall not make a recommendation unless they reasonably determine that the recommendation is suitable to the client's financial situation, investment experience, and investment objectives.
  c. Distinguish between facts and opinions in the presentation of investment recommendations.
  d. Disclose to clients and prospects the basic format and general principles of the investment processes by which securities are selected and portfolios are constructed and shall promptly disclose to clients and prospects any changes that might significantly affect those processes.

B.3 FAIR DEALING. Members shall deal fairly and objectively with all clients and prospects when disseminating investment recommendations, disseminating material changes in prior investment recommendations, and taking investment action.

B.4 PRIORITY OF TRANSACTIONS. Transactions for clients and employers shall have priority over transactions in securities or other investments of which a member is the beneficial owner so that such personal transactions do not operate adversely to their clients' or employer's interests. If members make a recommendation regarding the purchase or sale of a security or other investment, they shall give their clients and employer adequate opportunity to act on the recommendation before acting on their own behalf. For purposes of the Code and Standards, a member is a "beneficial owner" if the member has

  a. a direct or indirect pecuniary interest in the securities;
  b. the power to vote or direct the voting of the shares of the securities or investments;
  c. the power to dispose or direct the disposition of the security or investment.

B.5 PRESERVATION OF CONFIDENTIALITY. Members shall preserve the confidentiality of information communicated by clients, prospects, or employers concerning matters within the scope of the client-member, prospect-member, or employer-member relationship unless the member receives information concerning illegal activities on the part of the client, prospect, or employer.

B.6 PROHIBITION AGAINST MISREPRESENTATION.
Members shall not make any statements, orally or in writing, that misrepresent

  a. the services that they or their firms are capable of performing;
  b. their qualifications or the qualifications of their firm;
  c. the member's academic or professional credentials.

Members shall not make or imply, orally or in writing, any assurances or guarantees regarding any investment except to communicate accurate information regarding the terms of the investment instrument and the issuer's obligations under the instrument.

B.7 DISCLOSURE OF CONFLICTS TO CLIENTS AND PROSPECTS. Members shall disclose to their clients and prospects all matters, including beneficial ownership of securities or other investments, that reasonably could be expected to impair the member's ability to make unbiased and objective recommendations.

B.8 DISCLOSURE OF REFERRAL FEES. Members shall disclose to clients and prospects any consideration or benefit received by the member or delivered to others for the recommendation of any services to the client or prospect.

                         ------------------------------

STANDARD V: RELATIONSHIPS WITH AND RESPONSIBILITIES TO THE INVESTING PUBLIC

A.PROHIBITION AGAINST USE OF MATERIAL NONPUBLIC INFORMATION. Members who possess material nonpublic information related to the value of a security shall not trade or cause others to trade in that security if such trading would breach a duty or if the information was misappropriated or relates to a tender offer. If members receive material nonpublic information in confidence, they shall not breach that confidence by trading or causing others to trade in securities to which such information relates. Members shall make reasonable efforts to achieve public

                               CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK   49
dissemination of material nonpublic information disclosed in breach of a duty.

B.PERFORMANCE PRESENTATION.

  1. Members shall not make any statements, orally or in writing, that misrepresent the investment performance that they or their firms have accomplished or can reasonably be expected to achieve.

  2. If members communicate individual or firm performance information directly or indirectly to clients or prospective clients, or in a manner intended to be received by clients or prospective clients, members shall make every reasonable effort to assure that such performance information is a fair, accurate, and complete presentation of such performance.














                               CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK   50

                             REPORTING ACCOUNTS FORM

-------------------------------------------------------------------------------------------------------
                          INVESTMENT CONTROL ACCOUNT WITH BENEFICIAL INTEREST
                                 (requires preclearance and reporting)

Account Title/Name             Account Number               Brokerage Firm               Representative
------------------             --------------               --------------               --------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                         NO INVESTMENT CONTROL ACCOUNT WITH BENEFICIAL INTEREST
                                        (requires reporting only)

Account Title/Name             Account Number               Brokerage Firm               Representative
------------------             --------------               --------------               --------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                  INVESTMENT CONTROL ACCOUNT FOR IMMEDIATE FAMILY MEMBER(S) & FINANCIAL
                               DEPENDENTS LIVING OUTSIDE FAMILY RESIDENCE
                                        (requires reporting only)

Account Title/Name             Account Number               Brokerage Firm               Representative
------------------             --------------               --------------               --------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

     I certify and confirm that as of this date, the above listing is complete and correct. I will update this information as it changes. In addition, I hereby give my permission for the release of any records maintained by the brokers listed above directly to the Compliance Officer at Standish Ayer &
     Wood, Inc. without my prior written consent.

------------------------                                    -------------------------------------------
DATE                                                        SIGNATURE OF EMPLOYEE
                                                            -------------------------------------------
                                                            NAME OF EMPLOYEE (PRINT NAME)

                        EMPLOYEE CLEARANCE TO TRADE FORM

You may not enter into transactions for your personal account until you receive approval in writing to do so.** This clearance must be returned to the Code of Ethics Supervisor for appropriate records retention. THIS CLEARANCE IS GOOD FOR THE DATE OF APPROVAL ONLY.


For account in the name of:                         (Print) Brokerage Firm:
                           ------------------------                         --------------------

       Name of Security:                               Name of Security:
                              ---------------------                         --------------------
       Symbol:                                         Symbol:
                              ---------------------                         --------------------
       Type of Transaction:                            Type of Transaction:
                              ---------------------                         --------------------
       Number of Shares:                               Number of Shares:
                              ---------------------                         --------------------


       Name of Security:                               Name of Security:
                              ---------------------                         --------------------
       Symbol:                                         Symbol:
                              ---------------------                         --------------------
       Type of Transaction:                            Type of Transaction:
                              ---------------------                         --------------------
       Number of Shares:                               Number of Shares:
                              ---------------------                         --------------------


       I affirm that none of the proposed transactions are Initial Public Offerings (except municipals) and that I am not in possession of material non-public information concerning the securities listed above.


       -----------   -----------------   -----------  -------------------------
          Date       Your Signature       Extension    Compliance Authorization


** Exceptions: Open-end mutual funds, money market funds, direct obligations of the U.S. Government securities, automatic dividend/capital gain activity and disposition of fractional shares may be entered into without pre-approval.


                               CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK   52

                    INVESTMENT CONTROL ACCOUNTS HOLDINGS FORM

                                               FOR HOLDINGS AS OF
                                                                 ---------------


Name of Employee:
                 ---------------------------------------------
                                  (please print)
Currently, I have: (check one)
--------------------------------------------------------------------------------
NO securities in investment control accounts                       /  /
--------------------------------------------------------------------------------
Securities in investment control accounts                          /  /
--------------------------------------------------------------------------------

If you checked that you have securities in investment control accounts, fill in the section below or attach your most recent brokerage statement(s).

                                       Type of Security
                                      (i.e, stock, bond,      Principal      Number of
Name of Security        Symbol            option, etc.)         Amount         Shares
--------------------------------------------------------------------------------------




The above list and attachments represent a complete inventory of holdings in all my investment control accounts.

Signature:
               ----------------------------

Date:
               ----------------------------


                               CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK   53

                          STANDISH, AYER & WOOD, INC.
                             BROKER CONTACT LETTER

--------------------------------------------------------------------------------
EMPLOYEE - complete this section (please print) and return this form to my office for submission to your brokerage firm.


     Brokerage Firm Name:
                                 -----------------------------------------------

     Brokerage Firm Address:
                                 -----------------------------------------------

     Account Name:                              Account Number:
                  ------------------------                      ----------------

     Account Name:                              Account Number:
                  ------------------------                      ----------------

     Employee:
                  --------------------------------------------------------------

     Employee (signature):
                          ------------------------------------------------------
--------------------------------------------------------------------------------

     To Whom It May Concern:

     Pertaining to the brokerage information listed above, Standish, Ayer & Wood, Inc. a registered investment advisor, allows its employees to maintain brokerage accounts with the firm of their choice. Standish requires duplicate copies of trade confirmations and monthly account (at a minimum calendar quarter) statements listing transactions and holdings for these account(s) sent to:

                           STANDISH, AYER & WOOD, INC.
                      ATTENTION: CODE OF ETHICS SUPERVISOR
                              POST OFFICE BOX 9117
                              BOSTON, MA 02205-9117

     Standish, Ayer & Wood, Inc. Authorization:
                                                    ----------------------------
                                                    Code of Ethics Supervisor
                                            Date:
                                                    ----------------------------



                               CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK   54

              QUARTERLY REPORT OF PERSONAL SECURITIES TRANSACTIONS
                       (DUE WITHIN 10 CALENDAR DAYS AFTER
                       THE CLOSE OF EACH CALENDAR QUARTER)

You must report transactions in all                You do not need to report transactions in:
accounts in which you have direct,                 a)  open-end mutual funds,        d)  automatic dividend or
indirect or no investment control or               b)  money market funds,           capital gain activity,
influence and a beneficial interest,               c)  direct obligations of the     e)  disposition of fractional
including investment clubs. In addition,           U.S. Government,                  shares, or
you must report transactions for
immediate family members not residing in
your household over which you have
direct or indirect investment control.
If you have a question as to what
constitutes beneficial interest, please
see the Code of Ethics Compliance
Supervisor for clarification


-----------------------------------------------------------------------------------------------------------------------------------
TRADE DATE     ACTION    SECURITY                         CUSIP      AMOUNT      QUANTITY      ACCOUNT NAME               FIRM
-----------------------------------------------------------------------------------------------------------------------------------


List transactions in accounts over which you have direct or indirect investment control and a pecuniary beneficial interest below:

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

List transactions in accounts over which you have no investment control, but have a pecuniary beneficial interest; and any non-volitional actions for accounts with investment control and a pecuniary beneficial interest below:

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

List transactions in accounts belonging to immediate family members (or financial dependents) not residing in your household and over which you have direct or indirect investment control but have no beneficial interest below:

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

I hereby certify that the above listing is complete, and these transaction were, to the best      Standish, Ayer & Wood, Inc.
of my knowledge, in compliance with SA&W's "Rules for Security Transactions" as well as           Standish International Management
SA&W's Code of Ethics.                                                                            Co. L.P.
                                                                                                  Standish, Ayer & Wood Investment
Signature                                                                                         Trust
          ------------------------------------------------------------------                      Standish Fund Distributors, L.P.


                             FORM OF PRIOR APPROVAL
            INVESTMENTS IN PRIVATE PLACEMENTS AND PRIVATE OFFERINGS

  Note: Initial commitments for investments in private securities require prior approval of the Conflicts Committee. Please allow sufficient time for the Committee to consider your request (at least 48 hours). This form will also be used for initial commitments of Standish Ventures, which will be completed by the Administrative Partner for Standish Ventures activity.

Your Name (print):
                   ------------------------------------------------

Today's Date:
              -----------------------------------------------------

Name of Private Offering:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                             Amount of
Expected Date of Investment:                 Investment/Commitment: $
                            --------------                           -----------

Percent of Issue:
                 --------------

Please explain the nature of the offering and how you learned of this opportunity:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Should this investment opportunity be reserved for any of the Standish Mutual Funds?

                  Yes                 No
------------------         ---------

Explain:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


I understand that, if approved (a) this is a reportable transaction on my Quarterly Report form and (b) if this security is ever subsequently considered for purchase by the Standish Mutual Funds, I will disclose my interest in this security.


------------------------                   ----------------------
Your Signature                             Approval

             APPLICATION FOR PRIOR APPROVAL OF OUTSIDE AFFILIATIONS

ALL OUTSIDE BUSINESS AFFILIATIONS MUST BE APPROVED BY BOTH THE CONFLICTS COMMITTEE AND THE EXECUTIVE COMMITTEE. TO SIMPLIFY THE REVIEW PROCESS, PLEASE ANSWER THE FOLLOWING QUESTIONS.

Employee Name (print):
                                                                       ------------------------------------
Name of Organization:
                                                                       ------------------------------------
Expected amount of compensation:
                                                                       ------------------------------------

What will your role be in this organization (i.e. member, consultant, independent contractor, part-time employment); please explain in detail.


What is the primary business of this organization?
                                                                                      Yes              No
Is this a non-profit organization?
                                                                                 ----------      -----------

If you answered NO to the above question, are its shares publicly traded?
                                                                                 ----------      -----------

If you answered YES to the above question, what is the name and symbol of the publicly traded firm? In addition, you must provide the name of a contact at the firm who can provide their internal policies related to securities trading issues, restrictions on training and preclearance.
                                                                                 ----------      -----------

Will your role benefit SA&W clients or serve the community?
                                                                                 ----------      -----------

Will you be providing ANY financial or investment advice to this firm or organization?
                                                                                 ----------      -----------

Is this organization, in any way, connected to the investment business?
                                                                                 ----------      -----------

I hereby certify that the above information is correct:

--------------------------------------------------------------------------------
signature


--------------------------------------------------------------------------------

DO NOT WRITE BELOW THIS LINE

Approvals:

Conflicts Committee                       Executive Committee

By:                                       By:
   -----------------------------------       -----------------------------------


                               CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK   58

                                 CODE OF ETHICS
                             SPECIAL EXEMPTION FORMS
--------------------------------------------------------------------------------

  OFF-SITE INDEPENDENT CONTRACTORS

  I attest that my status at Standish, Ayer & Wood, Inc., exempts me from Code of Ethics requirements because I meet all of the following criteria:

     I work off-site as an on-call contractor (no established hours);
     I do not have access to the AS400 or Standish server;
     I do not have voice mail, e-mail or a permanent seating assignment; I have the Compliance Officer's written approval for this exemption.

  I will notify the Compliance Officer immediately and fully comply with Standish, Ayer & Wood, Inc. Code of Ethics requirements should any of the above elements change.


-------------------------------           --------------------------------------
Name (print)                              Date

-------------------------------           --------------------------------------
Your Signature                            Compliance Officer Signature

--------------------------------------------------------------------------------


CONTRACTOR AFFIRMATION FORM

                            Code of Ethics Compliance


I HEREBY AFFIRM THAT DURING THE INTERVIEWING PROCESS, I WAS INFORMED ABOUT STANDISH'S PERSONAL TRADING RULES. I WILL ABIDE BY THE CODE OF ETHICS OF STANDISH, AYER & WOOD, INC., INCLUDING THE POLICIES AND PROCEDURES FOR PERSONAL SECURITIES TRANSACTIONS. ON COMMENCEMENT OF MY ENGAGEMENT, I WILL NOT EXECUTE ANY PERSONAL TRADES UNTIL I HAVE BEEN TRAINED IN STANDISH'S CODE OF ETHICS.

---------------------------
Signature

---------------------------
Print Name





                               CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK   59

  LONG-TERM EXTENDED LEAVE OR RETIRED EMPLOYEES

  I attest that my status at Standish, Ayer & Wood, Inc., exempts me from Code of Ethics requirements because I meet all of the following criteria:

   I am on long-term extended leave or I am retired from Standish;
   I do not have access to the AS400 or the Standish server;
   I am not assigned an Standish email address;
   I do not render investment management services or advice to Standish clients; I am not involved in security research or selection;
   I have the Compliance Officer's written approval for this exemption.

  I will notify the Compliance Officer immediately and fully comply with Standish, Ayer & Wood, Inc. Code of Ethics requirements should any of the above elements change.


------------------------------                ----------------------------------
Name (print)                                  Date

------------------------------                ----------------------------------
Your Signature                                Compliance Officer Signature







                               CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK   60

                           STANDISH, AYER & WOOD, INC.
                                 CODE OF ETHICS

                      CERTIFICATION OF INTENT NOT TO TRADE


              I, _________________________________, do hereby certify that I have no intention of executing any trades for my personal account in any covered securities (as defined in the Code of Ethics) during the period beginning _______________________ and ending ____________________, while I am on _____________________________ leave from Standish, Ayer & Wood, Inc. ("SAW"), and that it is also my intention to preclude others from making any trade in which I am deemed to have or acquire a beneficial ownership in a covered security during this time. IF I ADHERE TO THIS INTENT, I WILL NOT BE DISCIPLINED FOR LATE SUBMISSION OF MY QUARTERLY REPORT OF PERSONAL SECURITY TRANSACTIONS DURING MY ABSENCE PROVIDED THAT BROKERAGE CONFIRMS AND STATEMENTS FOR ALL ACCOUNTS IN WHICH I AM DEEMED TO HAVE A BENEFICIAL OWNERSHIP BE SENT TO SAW ON A TIMELY BASIS AND THIS WILL CONSTITUTE MY QUARTERLY REPORTING.

     I agree that in the event I should decide to execute trades in a covered security or if trades in a covered security in which I am deemed to have a beneficial ownership are to occur during my leave from SAW for the above period, I will be responsible for obtaining pre-clearance of said trades from the Code of Ethics Supervisor.

     I agree that in the event I should decide to execute trades in a covered security or if trades in a covered security in which I am deemed to have a beneficial ownership are to occur during my leave from SAW for the above period, I will be responsible for contacting the Code of Ethics Supervisor with an address and telephone number of where I may be contacted so that the Quarterly Report within which the period above falls may be forwarded to me for execution and timely filing.

     I agree that if I do not adhere to the certifications above, that I will be subject to disciplinary fines levied for failure to preclear trades and late filing of any and/or all reports in accordance with SAW's Code of Ethics.

------------------------------------        ------------------------------------
Signature                                   Date







                               CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK   61

                              REALLOCATION OF TRADE
                              After Trade Execution


Client Accounts Involved:
                                                  ------------------------------
--------------------------------

--------------------------------

--------------------------------

Trade Date
                                    ----------------------------------
Settlement Date
                                    ----------------------------------
Security
                                    ----------------------------------
Amount
                                    ----------------------------------
Price at Trade Date
                                    ----------------------------------
Current Price
                                    ----------------------------------

Reasons for reallocation after trade execution:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Name of responsible trader:
                                    ----------------------------------


Approvals:


--------------------------          --------------------------------------------
Trading Desk Manager                Compliance Officer



                               CODE OF ETHICS & GENERAL COMPLIANCE HANDBOOK   62